                                    VERSION A
                                 (JH Signature)

                                  Filed Pursuant to Rule 424(b)(3)
                                  Registration Nos. 333-159101 and 333-159101-01



                                              Prospectus dated September 2, 2009

                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

                                  JH SIGNATURE

               SINGLE PAYMENT MODIFIED GUARANTEE DEFERRED ANNUITY
                                NON-PARTICIPATING

                        MARKET VALUE ADJUSTMENT INTERESTS
                        Guaranteed as described herein by
                         MANULIFE FINANCIAL CORPORATION

This prospectus describes JH SIGNATURE, a single payment modified guarantee deferred annuity contract with market value adjustment interests ("Contract"). JH SIGNATURE is issued and offered by JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) ("JOHN HANCOCK USA") in all jurisdictions except New York. Unless otherwise specified, "we," "us," "our," or "Company" refers to John Hancock USA. The prospectus also describes the subordinated guarantee by Manulife Financial Corporation ("MFC") of obligations of John Hancock USA under a Contract (the "MFC Subordinated Guarantee"). MFC is our parent company.

The prospectus describes both an individual deferred annuity contract and certificates issued under a group deferred annuity contract. We use the term "Contract" to describe both an individual contract and a certificate under a group contract that evidences a participating interest in the group contract.

The Contract is designed to provide retirement income pursuant to either nonqualified retirement plans or plans qualifying for special income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, "you" refers to the Owner of a Contract.

     -    You make a single Purchase Payment for the Contract.

          -    The minimum Purchase Payment is $25,000.

          - The maximum Purchase Payment (without our prior approval) is $1,000,000.

     - You may not make additional Purchase Payments for a Contract but may purchase additional Contracts at the then prevailing rates and terms.

     - You designate the guarantee period to which we allocate your Purchase Payment.

     - You select an Annuity Option available under your Contract or an alternate form of settlement acceptable to us.

PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE CONTRACT AND THE MFC SUBORDINATED GUARANTEE THAT A PROSPECTIVE PURCHASER SHOULD KNOW BEFORE INVESTING.

BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, THE CONTRACT OWNER BEARS THE INVESTMENT RISK THAT THE GUARANTEED INTEREST RATES OFFERED BY US AT THE TIME OF WITHDRAWAL OR THE START OF ANNUITY PAYMENTS MAY BE HIGHER THAN THE GUARANTEED INTEREST RATE APPLIED TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT YOU RECEIVE UPON WITHDRAWAL OR ANNUITIZATION MAY BE REDUCED BY THE MARKET VALUE ADJUSTMENT AND MAY BE LESS THAN YOUR ORIGINAL INVESTMENT IN THE CONTRACT. SEE "RISK FACTORS" ON PAGE 6 AND "ADJUSTMENTS AND CHARGES UPON WITHDRAWALS" ON PAGE 13 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS WITH, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR ANY AFFILIATE THEREOF, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

THE MFC SUBORDINATED GUARANTEE DOES NOT RELIEVE THE COMPANY OF ANY OBLIGATIONS UNDER ITS CONTRACTS. THEREFORE, THE MFC SUBORDINATED GUARANTEE IS IN ADDITION TO ALL OF THE RIGHTS AND BENEFITS THAT THE CONTRACTS OTHERWISE PROVIDE.


                                       ii

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YOU SHOULD BE AWARE THAT OWNING THESE SECURITIES MAY HAVE TAX CONSEQUENCES BOTH
IN THE UNITED STATES AND CANADA. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT MAY NOT DESCRIBE THESE TAX CONSEQUENCES FULLY. YOU SHOULD READ THE TAX DISCUSSION CONTAINED IN THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT.

YOUR ABILITY TO ENFORCE CIVIL LIABILITIES RELATED TO THE MFC SUBORDINATED GUARANTEE UNDER U.S. FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT MANULIFE FINANCIAL CORPORATION IS ORGANIZED UNDER THE LAWS OF CANADA, MOST OF ITS OFFICERS AND DIRECTORS AND SOME OF THE EXPERTS NAMED IN THIS PROSPECTUS ARE RESIDENTS OF CANADA, AND A SUBSTANTIAL PORTION OF ITS ASSETS ARE LOCATED OUTSIDE THE UNITED STATES.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ON THE OTHER INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED BY LAW. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT, AS THE CASE MAY BE.

THERE IS NO MARKET THROUGH WHICH THESE SECURITIES MAY BE SOLD AND PURCHASERS MAY NOT BE ABLE TO RESELL SECURITIES PURCHASED UNDER THIS PROSPECTUS.

                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

ANNUITIES SERVICE CENTER    MAILING ADDRESS
164 Corporate Drive         Post Office Box 9505
Portsmouth, NH 03801-6815   Portsmouth, NH 03802-9505
(617) 663-3000 or           www.jhannuities.com
(800) 344-1029


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                                Table Of Contents

ABOUT THIS PROSPECTUS.....................................................     1
I. GLOSSARY OF SPECIAL TERMS..............................................     2
II. OVERVIEW..............................................................     4
   DESCRIPTION OF THE CONTRACT............................................     4
   RISK FACTORS...........................................................     6
III. DESCRIPTION OF THE CONTRACT..........................................     7
   ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT.............................     7
   ACCUMULATION PROVISIONS................................................     7
      Purchase Payment....................................................     7
      Guarantee Periods and Rates.........................................     7
      Subsequent Guarantee Periods........................................     8
      Withdrawals.........................................................     8
      Special Withdrawal Services - The Systematic Withdrawal Program ....     9
      Telephone and Electronic Transactions...............................     9
      Death Benefit Before Maturity Date..................................     9
   ANNUITY PROVISIONS.....................................................    10
      General.............................................................    10
      Annuity Options.....................................................    10
      Death Benefit on or After Maturity Date.............................    11
   OTHER CONTRACT PROVISIONS..............................................    11
      Fifteen Day Right to Review.........................................    11
      Ownership...........................................................    11
      Beneficiary.........................................................    11
      Annuitant...........................................................    12
      Modification........................................................    12
      Code Section 72(s)..................................................    12
      Our Approval........................................................    12
      Discontinuance of New Owners........................................    12
      Misstatement and Proof of Age, Sex or Survival......................    12
      Non-participating...................................................    12
IV. CHARGES, DEDUCTIONS AND ADJUSTMENTS...................................    13
   ADJUSTMENTS AND CHARGES UPON WITHDRAWALS...............................    13
      Free Withdrawal Amount..............................................    13
      Market Value Adjustment Factor......................................    13
      Withdrawal Charge...................................................    14
      Waiver of Applicable Withdrawal Charge and MVA - Confinement to
         Nursing Home ....................................................    15
      Impact of Market Value Adjustment and Withdrawal Charge ............    16
   OTHER CHARGES AND DEDUCTIONS...........................................    17
      Taxes...............................................................    17
      Administration Fee..................................................    18
V. GENERAL INFORMATION ABOUT US...........................................    19
   THE COMPANY............................................................    19
   MVA SEPARATE ACCOUNT...................................................    19
   DISTRIBUTION OF THE CONTRACT...........................................    20
VI. THE SUBORDINATED GUARANTEE............................................    21
   DESCRIPTION OF MANULIFE FINANCIAL CORPORATION..........................    21
   DESCRIPTION OF THE MFC SUBORDINATED GUARANTEE..........................    21
   WHERE YOU CAN FIND MORE INFORMATION....................................    22
   ENFORCEMENT OF JUDGMENTS...............................................    23
VII. FEDERAL TAX MATTERS..................................................    25
   INTRODUCTION...........................................................    25
      Our Tax Status......................................................    25
      Taxation of Annuities in General....................................    25
   QUALIFIED RETIREMENT PLANS.............................................    27
      In General..........................................................    27
   QUALIFIED PLAN TYPES...................................................    28
      Direct Rollover Rules...............................................    29
      Federal Income Tax Withholding......................................    30
VIII. GENERAL MATTERS.....................................................    31
   CONFIRMATION STATEMENTS................................................    31
   LEGAL PROCEEDINGS......................................................    31
   LEGAL OPINIONS.........................................................    31
   EXPERTS................................................................    31
   NOTICES AND REPORTS TO CONTRACT OWNERS.................................    31
   CONTRACT OWNER INQUIRIES...............................................    31
APPENDIX A: EXAMPLE OF MARKET VALUE ADJUSTMENT CALCULATION................   A-1
APPENDIX B: WITHDRAWAL CHARGE SCHEDULE....................................   B-1
APPENDIX C: STATE PREMIUM TAXES...........................................   C-1

                              About This Prospectus

This prospectus describes both individual deferred annuity contracts and Certificates issued under group deferred annuity contracts. We use the term "Contract" to describe both an individual contract and a Certificate under a group contract that evidences a participating interest in that group contract.

In this prospectus, unless otherwise specified or the context otherwise requires, references to "MFC" refer to Manulife Financial Corporation. Unless otherwise specified, all dollar amounts contained in this prospectus are expressed in U.S. dollars, and references to "dollars" or "$" are to U.S. dollars and all references to "Cdn$" are to Canadian dollars. Unless otherwise specified, MFC financial information included and incorporated by reference in this prospectus is prepared using generally accepted accounting principles in Canada, which we refer to as "Canadian GAAP."

John Hancock USA filed this prospectus as part of a joint registration statement with MFC relating to the Contracts that it issues and a subordinated guarantee that MFC issues. This prospectus, together with the documents incorporated by reference herein, describes information about both the Contracts and the subordinated guarantee. Under the registration statements filed with the U.S. Securities and Exchange Commission ("SEC"), John Hancock USA may, from time to time, sell the Contracts described in this prospectus.

Before you invest, you should read this prospectus together with the additional information described under the heading "Where You Can Find More Information." This prospectus does not contain all of the information contained in the registration statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statements and the exhibits to the registration statements for further information with respect to us and the Contracts.

MFC prepares its consolidated financial statements in accordance with Canadian GAAP, which differs from generally accepted accounting principles in the United States, which we refer to as "U.S. GAAP." Although MFC reconciles its consolidated financial statements to U.S. GAAP to the extent required by applicable SEC rules and guidelines, MFC's consolidated financial statements incorporated by reference in this prospectus and in the documents incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to note 22 to MFC's annual audited consolidated financial statements as at and for the year ended December 31, 2008 on Form 40-F/A filed on May 8, 2009 and to note 23 to MFC's annual audited consolidated financial statements as at and for the year ended December 31, 2007 on Form 40-F/A filed on May 8, 2009 for a discussion of the principal differences between MFC's financial results calculated under Canadian GAAP and under U.S. GAAP. MFC's financial statements include a footnote containing condensed consolidating financial information with separate columns for MFC, John Hancock USA and other subsidiaries of MFC, together with consolidating adjustments.

John Hancock USA has been a subsidiary of MFC for financial reporting purposes since September, 1999 and, as a consequence, John Hancock USA has been, and will continue to be, included in the consolidated financial statements of MFC in reports filed by MFC with the SEC since that date.

                          I. Glossary Of Special Terms

ACCOUNT VALUE: The amount we hold under the Contract for you at any given time. On the Contract Date, the Account Value is equal to the Net Purchase Payment.

ANNUITANT: Any individual person or persons whose life is used to determine the duration of Annuity Payments involving life contingencies. The Annuitant is as designated on the specifications page of the Contract, unless changed prior to the Maturity Date.

ANNUITY OPTION: The method selected by you for Annuity Payments made by us.


ANNUITY PAYMENT(S): Payment(s) by us to you or your Payee, which commence on or after the Maturity Date and are in accordance with the Annuity Option elected under the terms of the Contract.

ANNUITIES SERVICE CENTER: Any office designated by us for the receipt of Payment and processing of Owner requests.

BENEFICIARY: The person, persons or entity to whom certain benefits are payable following the death of an Owner, or if the Owner is a non-natural person, following the death of an Annuitant.

CERTIFICATE: For a group contract, the documents we issued to each Owner which summarize the Owner's rights and benefits under the contract.

CONTINGENT BENEFICIARY: The person, persons or entity who becomes the Beneficiary if the Beneficiary is not alive when a benefit is due and payable.

CONTRACT: For an individual contract, the individual annuity Contract. For a group contract, the Certificate evidencing a participating interest in the group annuity Contract. Any reference in this prospectus to "Contract" shall, in the case of a group contract, refer to the Certificates unless the context otherwise requires the underlying group annuity contract.

CONTRACT ANNIVERSARY: For an individual Contract, the anniversary of the Contract beginning twelve consecutive months from the Contract Date and each year thereafter. For a Contract issued under a group contract in the form of a Certificate, the anniversary of the date we issued the Certificate.

CONTRACT DATE: In the case of an individual Contract, the date we issue the Contract as designated on the Contract specifications page. In the case of a Contract issued under a group contract in the form of a Certificate, the effective date of participation under the group contract as designated in the Certificate specifications page.

CONTRACT YEAR: The period of time measured twelve consecutive months from the Contract Date, or any Contract Anniversary thereafter.

CODE: The Internal Revenue Code of 1986, as amended.

DUE PROOF OF DEATH: We require Due Proof of Death upon the death of the Owner or Annuitant, as applicable. We must receive one of the following at our Annuities Service Center:

     (a)  a certified copy of a death certificate;

     (b) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     (c)  any other proof satisfactory to us.

FIXED ANNUITY: An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT: All of John Hancock USA's assets other than the assets in segregated asset accounts which are maintained as "insulated" separate accounts under applicable law.

GROUP HOLDER: In the case of a group annuity contract, the person, persons or entity to whom we issue the group contract.

GROSS WITHDRAWAL AMOUNT: The amount deducted from the Account Value for a full or partial withdrawal. For a full withdrawal, such amount is the Account Value. For a partial withdrawal, it is the amount you request plus any applicable withdrawal charge, adjusted by any applicable Market Value Adjustment.

INITIAL GUARANTEE PERIOD: The period of time beginning on the Contract Date that the initial guaranteed interest rate is in effect. The Initial Guarantee Period continues for the period shown on the specifications page of the Contract.

INITIAL GUARANTEED INTEREST RATE: The compound annual rate, shown on the specifications page of the Contract, credited to the Account Value during the Initial Guarantee Period under the terms of the Contract.

MARKET VALUE ADJUSTMENT: An adjustment we make to amounts that are withdrawn or annuitized on any date other than during the period 30 days after the expiration of the guarantee period. It may increase or decrease the amount available for withdrawal or annuitization.

MATURITY DATE: The date on which annuity benefits are scheduled to commence. It is the date specified on the Contract specifications page, unless changed.

MVA SEPARATE ACCOUNT: A non-registered separate account that we established within the General Account and in which we hold reserves for our guarantees under the Contract. Our other General Account assets are also available to meet the guarantees under the Contract and our other general obligations. The assets of the MVA Separate Account are subject to the liabilities that arise out of the other business that we conduct.

NET PURCHASE PAYMENT: The Purchase Payment less the amount of premium tax, if any, deducted from the Payment.

NONQUALIFIED CONTRACTS: Contracts which are not issued under Qualified Plans.

OWNER OR CONTRACT OWNER: In the case of an individual Contract, the person, persons or entity entitled to the ownership rights under the Contract. In the case of a Contract issued under a group contract in the form of a Certificate, the person, persons or entity named in the Certificate who is entitled to all of the ownership rights under the group contract not expressly reserved to the group contract holder. The Owner is as designated on the Contract, unless changed.

PAYEE: Any of the person(s) or entity to whom Annuity Payments are to be made.

PAYMENT OR PURCHASE PAYMENT: An amount paid by a Contract Owner to us as consideration for the benefits provided by the Contract.

QUALIFIED CONTRACTS: Contracts issued under Qualified Plans.

QUALIFIED PLANS: Retirement plans which receive favorable tax treatment under
Section 401, 403, 408 or 457 of the Code.

SUBSEQUENT GUARANTEE PERIOD: A period of time beginning on the day following expiry of the immediately preceding guarantee period.

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                                  II. Overview

DESCRIPTION OF THE CONTRACT

THE CONTRACT. The Contract is a single payment modified guarantee deferred annuity contract with market value adjustment interests. It provides for the accumulation of the Account Value and the payment of annuity benefits on a fixed basis.

Under the Contract, you make a Purchase Payment to us, and we credit interest for a period of time known as the guarantee period. At the end of each guarantee period, you can choose:

     -    to start a subsequent guarantee period (up to a maximum Maturity
          Date),

     -    to start annuity benefit payments, or

     -    to receive your Account Value.

(We may assess a withdrawal charge and make a Market Value Adjustment to your Account Value if you make any of these elections outside of a 30-day period at the end of a guarantee period.)

EXAMPLE:

The following example illustrates how a Contract can work. It assumes that you are 55 when you purchase the Contract, you do not take withdrawals, and we make 5 year guarantee periods available until you are 70:

Age 55 - You purchase a Contract

 |
 |-->  Age 60 - You renew for a subsequent 6 Year Guarantee Period at the
 |     then-current guaranteed rate
 |
 |-->   Age 66 - You renew for a Subsequent 5 Year Guarantee Period at the
\|/     then-current guaranteed rate

Age 71 - You elect to begin annuity benefit payments

This prospectus describes both individual deferred annuity contracts and participating interests in group deferred annuity contracts. For information on eligible groups, see "Eligible Groups For Group Annuity Contract."

     - Participation in a group contract will be separately accounted for by the issuance of a Certificate evidencing the Owner's interest under the Contract.

     - Ownership of an individual Contract will be evidenced by the issuance of an individual annuity Contract.

In this prospectus, we refer to both the Certificate and the individual annuity Contract as the "Contract."

RETIREMENT PLANS. We may issue the Contract pursuant to either nonqualified retirement plans or plans qualifying for special income tax treatment under the Code. Qualified plans include individual retirement accounts and annuities (including Roth IRAs), pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans (see "VII. Federal Tax Matters - Qualified Retirement Plans"). If you are considering purchasing a Contract for use in connection with a qualified plan, you should consider, in evaluating the suitability of the Contract, that it allows only a single Purchase Payment in a minimum amount stated on the first page of this prospectus.

PURCHASE PAYMENTS. You make your Purchase Payment to us at our Annuities Service Center. The minimum and maximum Purchase Payments are stated on the first page of this prospectus. We allocate your Purchase Payment to the guarantee period which you designate.

While we will not accept additional Purchase Payments for a Contract, you may purchase additional Contracts at the then prevailing rates and terms.

Prior to the Maturity Date and at our option, we may cancel a Contract if the Account Value is less than $5,000. This cancellation privilege may vary in certain states to comply with the requirements of their insurance laws and regulations (see "Purchase

PAYMENT"). If we cancel your Contract, we will not apply a Market Value Adjustment factor or withdrawal charges (see "IV. Charges, Deductions and Adjustments").

GUARANTEE PERIODS. When you purchase a Contract, you must elect one, and only one, Initial Guarantee Period. We may offer up to ten different guarantee periods under the Contract: one year through ten years, for you to choose, but we do not make all of these guarantee periods available at all times or through all authorized distributors of the Contracts. Similarly, at the end of a guarantee period, you may elect a Subsequent Guarantee Period from among those we make available at the time. We may offer additional guarantee periods for any yearly period from one to twenty years (see "Guarantee Periods"), but provide no assurance that we will continue to offer a guarantee period within this range. We do not expect to offer guarantee periods of over ten years.

GUARANTEE RATES. We determine from time to time the interest rates that we will guarantee for Initial and Subsequent Guarantee Periods. The guaranteed interest rate will in no event be less than the minimum rate required by applicable law. WE, IN OUR SOLE DISCRETION, DETERMINE THE GUARANTEED INTEREST RATES, WHICH WILL NEVER BE LESS THAN 1% OR, IF GREATER, THE NON-FORFEITURE INTEREST RATE REQUIRED IN THE STATE WE ISSUE YOUR CONTRACT. We guarantee the interest rate for the duration of the guarantee period and may not change it.

SUBSEQUENT GUARANTEE PERIODS. At the end of a guarantee period, you may choose a new guarantee period from any of the then existing guarantee period options, at the then current interest rates (see "Subsequent Guarantee Periods").

WITHDRAWALS. Before the earlier of the Maturity Date or the death of a Contract Owner, you may withdraw all or a portion of your Account Value.

     - You must withdraw an amount at least equal to $1,000, the minimum specified in the Contract.

     - If a partial withdrawal (plus any applicable withdrawal charge and after giving effect to any Market Value Adjustment) reduces the Account Value to less than $5,000, the minimum specified in the Contract, we may treat the partial withdrawal as a total withdrawal.

FEES. Withdrawal Charges. If you make a withdrawal from the Contract before the Maturity Date, we may assess a withdrawal charge (contingent deferred sales charge) against amounts withdrawn (which will never be more than 7% of your Account Value) and Market Value Adjustment. There is never a withdrawal charge with respect to certain free withdrawal amounts. The amount of the withdrawal charge and when it is assessed are discussed under "Adjustments And Charges Upon Withdrawals" and Appendix B "Withdrawal Charge Schedule." A withdrawal may be subject to income tax and a 10% penalty tax (see "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion).

Market Value Adjustment. We will adjust any amount withdrawn or annuitized prior to the end of either the Initial Guarantee Period or a Subsequent Guarantee Period by the Market Value Adjustment factor described under "Adjustments And Charges Upon Withdrawals" and Appendix A "Example Of Market Value Adjustment Calculation." (Please see "IV. Charges, Deductions and Adjustments" for certain exceptions when we will not apply a Market Value Adjustment.)

Administration Fee. To compensate us for assuming certain administrative expenses, we reserve the right to charge an annual administration fee, which will never exceed $50.00. If imposed, the fee will be detailed on your Contract's specifications page.

STATE PREMIUM TAXES. State premium taxes may also apply to your Contract, which currently range from 0.50% to 3.50% of each Purchase Payment (see Appendix C "State Premium Taxes").

CONFIRMATION STATEMENTS. We will send you confirmation statements for certain transactions in your account. You should carefully review these statements to verify their accuracy and should report any mistake immediately to our Annuities Service Center. If you fail to report any mistake to the Annuities Service Center within 60 days of the mailing of the confirmation statement, you will be deemed to have ratified the transaction.

TELEPHONE AND ELECTRONIC TRANSACTIONS. You may request withdrawals by telephone. We may also permit you to access information and perform some electronic transactions through our website (see "Telephone And Electronic Transactions").

DEATH BENEFITS. We will pay the death benefit to the Beneficiary if any Contract Owner dies before the Maturity Date. The death benefit equals the Account Value. If there is a surviving Contract Owner, that Contract Owner will be deemed to be the Beneficiary. No death benefit is payable on the death of any Annuitant, except that if any Contract Owner is not a natural person, we will treat the death of any Annuitant as the death of an Owner.

We will determine the death benefit as of the date we receive written notice and proof of death (Due Proof of Death) and all required claim forms at our Annuities Service Center.

ANNUITY PAYMENTS. We offer a variety of Fixed Annuities. Periodic Annuity Payments will begin on the Maturity Date. You select the Maturity Date, frequency of payment and Annuity Option (see "Annuity Provisions").

FIFTEEN DAY REVIEW. Within 15 days (or other time period as required by applicable state insurance law) of your receipt of a Contract, you may cancel the Contract by returning it to us or our agent (see "Fifteen Day Right To Review"). Within seven days after we receive the returned Contract, we will pay the Owner an amount equal to the Account Value (adjusted by any Market Value Adjustment), or if the Contract is issued as an individual retirement annuity under Section 408 or Section 408A of the Code or as otherwise required by applicable law, the Payment made for the Contract, if greater.

TAX DEFERRAL. The status of the Contract as an annuity generally allows all earnings under the Contract to be tax-deferred until withdrawn or until Annuity Payments begin (see "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion). In most cases, no income tax will have to be paid on your earnings under the Contract until these earnings are paid out. This tax-deferred treatment may be beneficial to you in building assets in a long-term investment program. WHEN YOU PURCHASE A CONTRACT FOR ANY TAX-QUALIFIED RETIREMENT PLAN, INCLUDING AN IRA, THE CONTRACT DOES NOT PROVIDE ANY ADDITIONAL TAX DEFERRED TREATMENT OF EARNINGS BEYOND THE TREATMENT PROVIDED BY THE PLAN. CONSEQUENTLY, YOU SHOULD PURCHASE A CONTRACT FOR AN IRA ONLY ON THE BASIS OF OTHER BENEFITS OFFERED BY THE CONTRACT. THESE BENEFITS MAY INCLUDE LIFETIME INCOME PAYMENTS, PROTECTION THROUGH LIVING AND DEATH BENEFITS, AND GUARANTEED FEES.

RISK FACTORS

There are various risks associated with an investment in the Contract that we summarize below.

ISSUER/GUARANTOR RISK. Your Contract is issued by John Hancock USA and thus is backed by the Company's financial strength. If the Company were to experience significant financial adversity, it is possible that the Company's ability to pay interest and principal under the Contract could be impaired. The guarantee periods are subject to a subordinated guarantee by MFC. If MFC were to experience significant financial adversity, it is possible that MFC's ability to carry out its obligations under the guarantee could be impaired.

MARKET VALUE ADJUSTMENT RISK. If you choose to withdraw your money or annuitize on any date other than the period 30 days after the expiration of the guarantee period, and interest rates have risen above their level when you selected your guarantee period, you will experience a negative Market Value Adjustment. You do not participate directly in the investment experience of the assets that the Company holds to support the Contract. Nonetheless, the Market Value Adjustment formula (which is discussed below under the caption "Market Value Adjustment" and in Appendix A to this prospectus) reflects the effect that prevailing interest rates have on those assets. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" Market Value Adjustment. When we impose this Market Value Adjustment, it could result in the loss of both the interest you have earned and a portion of your Purchase Payment. THE MARKET VALUE ADJUSTMENT, ALONE OR IN COMBINATION WITH THE APPLICABLE WITHDRAWAL CHARGES, COULD RESULT IN YOUR TOTAL WITHDRAWAL PROCEEDS BEING LESS THAN YOUR PURCHASE PAYMENT. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the Contract will perform better than another investment that you might have made.

RISKS RELATED TO THE WITHDRAWAL CHARGE. We may impose withdrawal charges that range as high as 7%. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

RISKS RELATED TO THE MFC SUBORDINATED GUARANTEE. Your ability to enforce civil liabilities related to the MFC Subordinated Guarantee under U.S. federal securities laws may be affected adversely by the fact that Manulife Financial Corporation is organized under the laws of Canada, most of its officers and directors and some of the experts named in this prospectus are residents of Canada, and a substantial portion of its assets are located outside the United States.

                        III. Description Of The Contract

ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT

We may issue the group deferred annuity contract to fund plans qualifying for special income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"). Qualified Plans include individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans. If you are considering purchasing a Contract under a group contract for use in connection with a Qualified Plan, you should consider, in evaluating the suitability of the Contract, that it allows for only a single Purchase Payment in an amount of at least the amount stated on the first page of this prospectus (see "Qualified Retirement Plans"). The group deferred annuity contract is also designed for use with nonqualified retirement plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law.

An eligible member of a group to which a Contract has been issued may become an Owner under the Contract by submitting a completed application, if required by us, and a minimum Purchase Payment. We will issue a Certificate summarizing the rights and benefits of the Owner under the Contract to an applicant acceptable to us. We reserve the right to decline to issue a Certificate to any person in our sole discretion, which we will exercise in a non-discriminatory manner.

All rights and privileges under the Contract may be exercised by each Owner as to such Owner's interest unless expressly reserved to the Group Holder. However, provisions of any plan in connection with which we issue the Contract may restrict an Owner's ability to exercise such rights and privileges.

ACCUMULATION PROVISIONS

Purchase Payment

You make your Purchase Payment to us at our Annuities Service Center. The minimum Purchase Payment for a Contract is stated on the first page of this prospectus. The maximum Purchase Payment which you may make without our prior approval is also stated on the first page of this prospectus. We allocate the entire Purchase Payment to the guarantee period which you select. We will not accept additional Purchase Payments for a Contract. You may, however, purchase additional Contracts at the then prevailing rates and terms.


If your purchase is part of a tax-free exchange pursuant to Code Section 1035 (see "VII. Federal Tax Matters - Exchanges of Annuity Contracts" for a more detailed discussion) or a trustee-to-trustee transfer of Qualified Plan funds, the Purchase Payment may consist of multiple components that we might receive on different dates. If this occurs, your guarantee period shall commence on the date the first Purchase Payment component is received (within 60 days of the receipt of your application), and any subsequent component also received within 60 days of your application, shall be applied to the same guarantee period as the first component and interest shall accrue as of the date of receipt of each component. In the event a subsequent Purchase Payment component is not received by us within 60 days of the date of your application, we will seek your instructions to either return the subsequent Purchase Payment component to you or, if the subsequent Purchase Payment component is at least the amount stated on the first page of this prospectus, to establish a separate additional annuity Contract.


Prior to the Maturity Date, we may, at our option, cancel a Contract if the Account Value is less than $5,000. If we cancel the Contract, we will pay the amount that would be paid as a result of a total withdrawal, and we will not apply a Market Value Adjustment or assess withdrawal charges. This cancellation privilege may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. The amount paid may be treated as a withdrawal for federal tax purposes and thus may be subject to income tax and to a 10% penalty tax. (See "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion.)

Guarantee Periods and Rates

The Contract provides for the accumulation of interest on the Purchase Payment at a guaranteed annual rate for the duration of the Initial Guarantee Period. We may offer as many as ten guarantee periods, ranging from one year through ten years, in connection with the Contracts, but we may limit the number of guarantee periods we make available at any time, or through any authorized distributor of the Contracts. We may offer additional guarantee periods from time to time for additional durations of up to twenty years. Any additional guarantee periods may not be available through all authorized distributors of the Contracts. In no event will you be permitted to elect a Subsequent Guarantee Period longer than the shortest guarantee period ending on or after the maximum Maturity Date. We determine from time to time the interest rates that we will guarantee for Initial and Subsequent Guarantee Periods. The guaranteed interest rate will in no event be less than the minimum rate required by applicable law. We, in our sole discretion, determine the guaranteed interest rates, which will never be less than 1% or, if greater, the non-forfeiture interest rate required in the state we issue your Contract. We guarantee the interest rate for the duration of the guarantee period and may not change it. From time to time, we may offer customers of certain authorized distributors special Initial Guaranteed Interest Rates which are higher than the Initial Guaranteed Interest Rate on Contracts offered through other authorized distributors. In consideration of these higher interest rates, we may reduce the rate of compensation payable to the authorized distributor of Contracts with special Initial Guaranteed Interest Rates. In addition, we may modify the Market Value Adjustment in these situations to reduce the extent of the adjustment that would normally apply.

Subsequent Guarantee Periods

At the end of a guarantee period, you may choose a Subsequent Guarantee Period from any of the guarantee periods that we are then offering at the then current interest rate, all without the imposition of any charge. If you elect a Subsequent Guarantee Period that extends beyond the Maturity Date, your Maturity Date will be extended to the last day of that Subsequent Guarantee Period. In no event will you be permitted to elect a Subsequent Guarantee Period longer than the shortest guarantee period ending on or after the maximum Maturity Date.

You will have a period of 30 days commencing with the expiration of a guarantee period to elect in writing a Subsequent Guarantee Period from among those that are available. At least 15 days, but not more than 45 days prior to that period, we will provide you with written notice of the expiry of the guarantee period. IF YOU DO NOT ELECT A SUBSEQUENT GUARANTEE PERIOD WITHIN THE REQUIRED PERIOD, A SUBSEQUENT GUARANTEE PERIOD OF ONE YEAR WILL COMMENCE. IF A ONE YEAR GUARANTEE PERIOD IS NOT THEN AVAILABLE, WE WILL SELECT THE NEXT SHORTEST GUARANTEE PERIOD AVAILABLE. The effective date of the Subsequent Guarantee Period will be the first day following the expiry of the immediately preceding guarantee period. Your Account Value will not be subject to any Market Value Adjustment at the time it is applied to a Subsequent Guarantee Period pursuant to this provision.

Withdrawals

Prior to the earlier of the Maturity Date or the death of a Contract Owner, you may withdraw all or a portion of your Account Value by written request, complete with all necessary information, to our Annuities Service Center. For certain qualified Contracts, the Code and regulations promulgated by the Internal Revenue Service ("IRS") may require the consent of a Qualified Plan participant's spouse to an exercise of the withdrawal right. (See "Adjustments And Charges Upon Withdrawals.")

Under our current administrative practices for partial withdrawals, we will permit you to specify whether the amount you request is to be treated as a "gross" withdrawal amount or a "net" withdrawal amount. If you request a "gross" amount, we will reduce the Account Value of your Contract by the amount requested, apply any applicable withdrawal charges and adjustments to the amount withdrawn from your Account Value and pay you the difference. Because we impose charges upon a withdrawal, the amount you receive is likely to be less than the "gross" amount you requested. Application of a Market Value Adjustment will further decrease the amount you receive, if the adjustment is negative, and will increase the amount you receive or your remaining Account Value, if the adjustment is positive. (See "Adjustments And Charges Upon Withdrawals.")

If you request a "net" amount, and you have sufficient Account Value, we will reduce your Account Value by the gross amount necessary to cover any applicable withdrawal charges and adjustments and leave a balance for payment to you of the "net" amount requested. (We may, however, be required to reduce the amount payable because of tax withholding requirements. Please read "VII. Federal Tax Matters" for more information.) The amount you receive as a result of a "net" request may be less than the amount of reduction of your Account Value.

If you do not specify if you want a "gross" amount or a "net" amount, we will process your partial withdrawal request as a request for a "gross" amount. We also may change our current administrative practices and discontinue processing "net" requests at any time.

There is no limit on the frequency of partial withdrawals. However, the amount withdrawn from your Account Value must be at least equal to $1,000, the minimum amount specified in the Contract, or, if less, the entire Account Value. If a partial withdrawal plus any applicable withdrawal charge, after giving effect to any applicable Market Value Adjustment (see "IV. Charges, Deductions and Adjustments" for instances when a Market Value Adjustment would not apply), would reduce the Account Value to less than $5,000, the minimum specified in the Contract, we may treat the partial withdrawal as a total withdrawal of the Account Value.

We treat all requests for a total withdrawal of the Account Value as a request to surrender your Contract for a "gross" amount. As a result:

     - you may receive less than the amount requested because of the imposition of contract charges, including any applicable administrative fee, and a Market Value Adjustment; and

     - we will cancel your Contract as of the date we receive the request at our Annuities Service Center.

We may defer the payment of a full or partial withdrawal for not more than six months (or the period permitted by applicable state law if shorter) from the date we receive the withdrawal request. If we defer payments for more than 30 days, we will credit the amount deferred with interest at a rate not less the minimum required by applicable law.

WITHDRAWALS ARE SUBJECT TO CONTRACT CHARGES AND MARKET VALUE ADJUSTMENTS (SEE "ADJUSTMENTS AND CHARGES UPON WITHDRAWALS"). WITHDRAWALS FROM THE CONTRACT ALSO MAY BE SUBJECT TO INCOME TAX AND A 10% PENALTY TAX. WITHDRAWALS ARE PERMITTED FROM CONTRACTS ISSUED IN CONNECTION WITH SECTION 403(B) QUALIFIED PLANS ONLY UNDER LIMITED CIRCUMSTANCES (SEE "VII. FEDERAL TAX MATTERS").

Special Withdrawal Services - The Systematic Withdrawal Program

We administer a Systematic Withdrawal Program ("SWP") which permits you to pre-authorize a periodic withdrawal of a specified amount of Account Value. We apply a Market Value Adjustment factor and assess withdrawal charges if a SWP withdrawal exceeds the free withdrawal amount (see "Free Withdrawal Amount" in "IV. Charges, Deductions and Adjustments"). SWP withdrawals, like other withdrawals, may be subject to income tax and a 10% IRS penalty tax. If you are interested in a SWP, you may obtain a separate authorization form and full information concerning the program and its restrictions from your registered representative or our Annuities Service Center. There is no charge for participation in the SWP program.

We may modify or suspend the SWP program at any time. If we do, existing systematic withdrawal payments will not be affected.

Telephone and Electronic Transactions

You may request withdrawals by telephone if you elect that option on an appropriate authorization form provided by us. We will not be liable for following telephone instructions that we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine; such procedures include asking you, upon telephoning a request, to provide certain identifying information. We may be liable for any losses due to unauthorized or fraudulent instructions only where we fail to employ our procedures properly. For your and our protection, we will tape record all such conversations. All telephone transactions will be followed by a confirmation statement of the transaction.

We reserve the right to impose maximum withdrawal amounts and other procedural requirements related to data security and identity verification in connection with the telephone withdrawal privilege.

From time to time, we may also permit you to access information and perform some electronic transactions (other than withdrawals) through our website. If we do, we will require you to create an account with a username and password, and to maintain a valid e-mail address. You will be responsible for keeping your password confidential and notifying us of any loss or theft of your password or any unauthorized use of your password.

Death Benefit Before Maturity Date

If any Owner dies prior to the Maturity Date (or date Annuity Payments begin, if earlier) the death benefit will be equal to the Account Value, as of the date on which written notice and proof of death (Due Proof of Death) and all required claim forms are received in good order at our Annuities Service Center.

On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is a non-natural person, the death of an Annuitant is treated as the death of an Owner.

If the co-Owner predeceases the Owner, the Owner will be treated as the Beneficiary.

The Beneficiary may continue the Contract as the Owner, subject to the requirements of Section 72(s) of the Code. If the Contract cannot continue under
Section 72(s), or if the Beneficiary elects not to continue the Contract, the death benefit will be distributed:

     (i)  as an Annuity Option as described in the Contract; or

     (ii) over the life of the Beneficiary, or over a period not to extend beyond the life expectancy of the Beneficiary, with such distributions beginning within one year from the date of the Owner's death; or

     (iii) within five (5) years of the Owner's death; or

     (iv) in one lump sum.

Withdrawal Charges will be waived on any withdrawals under (ii), (iii) or (iv). If the Beneficiary dies before distributions under (ii) or (iii) are complete, the remaining death benefit must be distributed in a lump sum immediately. If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

The Contract will terminate if the death benefit is taken in one sum.

If the Beneficiary decides to continue the Contract as the Owner, subject to
Section 72(s), the new Owner must carry out the current guarantee period and thereafter, applicable Market Value Adjustments will apply to amounts withdrawn as described under the Contract. Such amounts may be adjusted upward or downward by the application of a Market Value Adjustment factor. Subject to the rights of an irrevocable Beneficiary, the new Owner in such instance may name a new Beneficiary and, if no Beneficiary is so named, the decedent Beneficiary's estate will be the Beneficiary. If the Contract is held as part of a Qualified Plan, the terms of your Qualified Plan endorsement form will control.

We will permit the Owner to limit the death benefit option(s) to be offered to any named Beneficiary, if the Owner provides notice in writing to the Company prior to death and the desired option(s) is one provided for in the Contract.

ANNUITY PROVISIONS

General

You may apply the proceeds of the Contract payable on death or annuitization to the Annuity Options described below, subject to the distribution of death benefit provisions (see "Accumulation Provisions - Death Benefit Before Maturity Date").

Generally, annuity benefits under the Contract will begin on the Maturity Date (the "Annuitization"). The Maturity Date is the date specified on the Contract specifications page, unless changed. If no date is specified, the Maturity Date is the maximum Maturity Date. The maximum Maturity Date is the first day of the month following the 95th birthday of the Annuitant. You may specify a different Maturity Date at any time by written request at least one month before both the previously specified and the new Maturity Date. Without our consent, the new Maturity Date may not be later than the maximum Maturity Date. The occurrence or scheduled occurrence of Maturity Dates when the Annuitant is at an advanced age, e.g., past age 85, may in some circumstances have adverse income tax consequences (see "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion). Distributions from qualified Contracts may be required before the Maturity Date.

You may select the frequency of Annuity Payments. However, if the Account Value at the Maturity Date is such that a monthly payment would be less than our minimum then in effect, we may make a single payment in one lump sum adjusted by any Market Value Adjustment, if applicable, to the Annuitant or Payee on the Maturity Date.

Annuity Options

Annuity benefits are available under the Contract on a fixed basis. When you purchase a Contract, and on or before the Maturity Date, you may select one of the Annuity Options described below or choose an alternate form of settlement acceptable to us. If you do not select an Annuity Option, we will provide as a default option that Annuity Payments be made for a period certain of ten years and continue thereafter during the lifetime of the Annuitant. IRS regulations may preclude the availability of certain Annuity Options in connection with certain qualified Contracts. After the Maturity Date, the Annuitant or Annuity Option selected may not be changed.

We guarantee the following Annuity Options in the Contract.

     - Option (a): Non-Refund Life Annuity. We will make Annuity Payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant. Since we do not guarantee that any minimum number of payments will be made, an Annuitant may receive only one payment if the Annuitant dies prior to the date the second payment is due.

     - Option (b): Life Annuity with Payments Guaranteed for 5, 10 or 20 Years. We will make Annuity Payments for the guaranteed period elected and continuing thereafter during the lifetime of the Annuitant. Since we guarantee payments for the period elected, we will make Annuity Payments to the end of such period even if the Annuitant dies prior to the end of the period.

     -    Option (c): A Single Sum.

In addition to the foregoing Annuity Options which we are contractually obligated to offer at all times, we may offer other Annuity Options in the future.

Only an Account Value of $5,000 or more may be applied to one of the Annuity Options offered. If the amount of the first Annuity Payment would be less that our minimum requirements then in effect, we may make a single payment, adjusted by any Market Value

Adjustment, if applicable, on the date the first payment is payable. This single payment is in place of all other benefits provided by the Contract.

Death Benefit on or After Maturity Date

If you have selected an Annuity Option providing for payments for a guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary. We will make any remaining payments at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

OTHER CONTRACT PROVISIONS

Fifteen Day Right to Review

You may cancel the Contract by returning it to our Annuities Service Center or agent within fifteen days after receipt of the Contract. Within seven days after we receive the returned Contract, we will pay the Owner an amount equal to the Account Value (adjusted by any Market Value Adjustment), or if the Contract is issued as an individual retirement annuity under Section 408 or Section 408A of the Code or as otherwise required by applicable law, the Payment made for the Contract, if greater.

We do not impose any withdrawal charge upon return of the Contract within the fifteen day right to review period. Upon cancellation, we will return to you either the current Account Value or your full Purchase Payment, as required by state insurance laws and regulations. The right to review period may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states.

Ownership

In the case of an individual annuity Contract, the Contract Owner is the person entitled to exercise all rights under the Contract. In the case of a group annuity Contract, the group annuity Contract is owned by the Group Holder; however, all Contract rights and privileges not expressly reserved to the Group Holder may be exercised by each Certificate Owner as to such Owner's interest as specified in his or her Certificate. The Contract Owner is the person designated in the Contract specifications page or as subsequently named. If amounts become payable to any Beneficiary under the Contract, the Beneficiary is the Contract Owner.

In the case of Nonqualified Contracts, you may change the ownership of or collaterally assign the Contract at any time prior to the Maturity Date, subject to the rights of any irrevocable Beneficiary. Assigning a Contract, or changing the ownership of a Contract, may be treated as a distribution of the Account Value for federal tax purposes (see "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion).

As the Owner of the Contract, you may have access to information for you or a member of your family that we may provide regarding elder care needs and questions and informational assistance that may help you identify various elder care service agencies available in your community.

You must make any request for a change of ownership or assignment in writing, and such a request is subject to our approval. If approved by us, any assignment and any change will be effective as of the date we receive your request at our Annuities Service Center. We assume no liability for any payments made or actions taken before we approve a change or accept an assignment and no responsibility for the validity or sufficiency of any assignment. If you make an absolute assignment, it will revoke the interest of any revocable Beneficiary.

In the case of qualified Contracts, ownership of the Contract generally may be transferred only by the trustee of an exempt employees' trust which is part of a retirement plan qualified under Section 401 of the Code or as otherwise permitted by applicable IRS regulations. Subject to the foregoing, a qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

Beneficiary

The Beneficiary is the person, persons or entity designated in the Contract specifications page or as subsequently named. However, if there is a surviving Contract Owner, that person will be treated as the Beneficiary. You may change the Beneficiary subject to the rights of any irrevocable Beneficiary. You must make any request for a change in writing. Such a request is subject to our approval and if approved by us, the change will be effective on the date the request is signed. We assume no liability for any payments made or actions taken before we approve the change. If no Beneficiary is living, the Contingent Beneficiary will be the Beneficiary. The interest of any Beneficiary is subject to that of any assignee. If no Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Contract Owner. In the case of certain Qualified Contracts, IRS regulations prescribe certain limitations on the designation of a Beneficiary.

Annuitant

The Annuitant is any natural person or persons to whom we will make Annuity Payments (unless you designate a different Payee) and whose life is used to determine the duration of Annuity Payments involving life contingencies. If you name more than one person as an Annuitant, the second person named will be referred to as "co-Annuitant." The Annuitant is as designated on the Contract specifications page or in the application, unless changed.

On the death of the Annuitant, the co-Annuitant, if living, becomes the Annuitant. If there is no living co-Annuitant, the Owner becomes the Annuitant. In the case of certain qualified Contracts, there are limitations on the ability to designate and change the Annuitant and the co-Annuitant.

You may change the Annuitant subject to the rights of any irrevocable Beneficiary. You must make any request for a change in writing. Such a request is subject to our approval and, if approved by us, the change will be effective as of the date we receive your request at our Annuities Service Center. The Annuitant may not be changed after the Maturity Date.

Modification

We will not change or modify the Contract without the consent of the Owner or Group Holder, as applicable, except to the extent necessary to conform to any applicable law or regulation or any ruling issued by a government agency. However, on 30 days notice to the Group Holder, we may change the withdrawal charges, administration fees, free withdrawal percentage, annuity purchase rate and the Market Value Adjustment as to any Certificates issued after the effective date of the modification.

Code Section 72(s)

We will interpret the provisions of the Contract so as to comply with the requirements of Section 72(s) of the Code.

Our Approval

We may accept or reject a Contract application in our sole discretion, which we will exercise in a non-discriminatory manner.

Discontinuance of New Owners

In the case of a group annuity Contract, we may, on 30 days notice to the Group Holder, limit or discontinue acceptance of new applications and the issuance of new Contracts to group members or participants.

Misstatement and Proof of Age, Sex or Survival

We may require proof of age, sex or survival of any person upon whose age, sex or survival an Annuity Payment depends. If the age or sex of the Annuitant has been misstated, the benefits will be those which the Annuity Payment would be provided for the correct age and sex. If we have made incorrect Annuity Payments, the amount of any underpayments will be paid immediately. The amount of any overpayment will be deducted from future Annuity Payments. We will uniformly charge or credit interest in accordance with state law, as applicable. The provisions of the Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Code.

Non-participating

Your Contract is non-participating and will not share in our profits or surplus earnings. We will pay no dividends on your Contract.

                     IV. Charges, Deductions and Adjustments

ADJUSTMENTS AND CHARGES UPON WITHDRAWALS

We may apply a Market Value Adjustment factor and assess withdrawal charges under the Contracts if you request a partial or full withdrawal of Account Value or annuitize any amount prior to the end of either the Initial Guarantee Period or a Subsequent Guarantee Period. We may also assess an administrative fee if you request a full withdrawal of Account Value or annuitize any amount prior to the end of these periods.

We will not apply a Market Value Adjustment factor or assess withdrawal charges:

     - if you request a withdrawal or annuitize any amount during the 30 day period after the expiration of any guarantee period. (We must receive your written request for withdrawal at the end of a guarantee period during the 30 day period following the end of that guarantee period.); or

     - if you request to withdraw or annuitize any available free withdrawal amount; or

     - if we cancel your Contract should you make withdrawals that bring your Account Value below $5,000 (However, if the Account Value at the Maturity Date is such that a monthly payment would be less than our minimum in effect, we may make a single payment in one lump sum adjusted by any Market Value Adjustment, if applicable, to the Annuitant or Payee on the Maturity Date.); or

     - if you should be confined to an eligible Nursing Home as described below in "Waiver of Withdrawal Charge and MVA - Confinement to Nursing Home" and request a total surrender of your Account Value; or

     - in connection with our payment of Contract proceeds following the death of the Owner or, if applicable, the Annuitant, except as described in "Accumulation Provisions - Death Benefit Before Maturity Date."

We will not apply withdrawal charges on distributions made from a one-year or a two-year subsequent guarantee period.

We provide information on the free withdrawal amount, Market Value Adjustment factor and withdrawal charges in the sections that follow. We next provide examples to illustrate how these impact "gross" and "net" requests to withdraw Account Value. We provide information on the administrative fee that we may impose under the Contracts in "Other Charges And Deductions."

Free Withdrawal Amount

We do not apply a Market Value Adjustment factor or assess withdrawal charges if your request does not exceed a free withdrawal amount. The free withdrawal amount is the greater of:

     a) the annual Required Minimum Distribution ("RMD") amount for Owners of Qualified Contracts (see "VII. Federal Tax Matters") who have attained age 70 1/2; or

     b) the amount of interest credited during the 12 months prior to the date of the request, less any Gross Withdrawal Amounts taken during the 12 month period prior to the date of the request.

Market Value Adjustment Factor

The Market Value Adjustment factor may decrease or increase the amount that we pay to you or apply to an Annuity Option. We determine the Market Value Adjustment factor by the following formula:

                                          n
                                         --
                                 [ 1+i ] 12
                                 [-----]     where:
                                 [1+j+k]

     i = the guaranteed rate in effect for the current guarantee period (expressed as a decimal).

     j = the current rate (expressed as a decimal) in effect for durations equal to the time remaining in the current guarantee period. If the time remaining in the guarantee period is not a whole number of years, then the rate will be interpolated, based upon the number of months remaining, between the current rates offered from the closest durations. If not available, we will declare a rate solely for this purpose that is consistent with rates for durations that are currently available.

     k =  the adjustment factor.

     N = the number of months from the date of withdrawal to the end of the current guarantee period. In the case of partial months, 'n' is rounded up to the next month.

The Market Value Adjustment reflects the relationship between the guaranteed interest rate in effect for your Contract at the time of a withdrawal or annuitization and the guaranteed interest rate we then make available for new guarantee periods equal to the remaining term of the guarantee period under your Contract. In general:

     - if the guaranteed interest rate in effect for your Contract is LOWER than our currently available guaranteed interest rate for a term equal to the remaining term of the guarantee period under your Contract, the Market Value Adjustment will REDUCE the amount withdrawn or annuitized or the balance of your Account Value; and

     - if the guaranteed interest rate in effect for your Contract is HIGHER than our currently available guaranteed interest rate for a term equal to the remaining term of the guarantee period under your Contract, the Market Value Adjustment will INCREASE the amount withdrawn or annuitized or the balance of your Account Value.

The greater the difference in these interest rates the greater the effect of the Market Value Adjustment. The Market Value Adjustment also has a greater effect when interest rates increase than when they decrease. As can be seen from the examples in Appendix A, the negative adjustment that results from a 1% increase in interest rates is higher in amount than the positive adjustment that results from a 1% decrease in interest rates.

The Market Value Adjustment is also affected by the amount of time remaining in the guarantee period. Generally, the longer the time remaining in the guarantee period, the greater the effect of the Market Value Adjustment on the amount withdrawn or annuitized. This is because the longer the time remaining in the guarantee period, the higher the compounding factor 'n' in the Market Value Adjustment factor.

The Market Value Adjustment, alone or in combination with applicable withdrawal charges, could result in your receiving total withdrawal proceeds of less than your Purchase Payment.

BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, YOU BEAR THE INVESTMENT RISK THAT THE CURRENT AVAILABLE GUARANTEED INTEREST RATE OFFERED BY US AT THE TIME OF WITHDRAWAL OR ANNUITIZATION MAY BE HIGHER THAN THE INITIAL OR SUBSEQUENT GUARANTEE INTEREST RATE APPLICABLE TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT YOU RECEIVE UPON A WITHDRAWAL OR ANNUITIZATION MAY BE SUBSTANTIALLY REDUCED.

For more information on the Market Value Adjustment, including examples of its calculation, see "Impact of Market Value Adjustment and Withdrawal Charge" and Appendix A.

Withdrawal Charge

Please see Appendix B for a schedule of withdrawal charges applicable to the Contracts we offer through this prospectus. A withdrawal charge will reduce the amount payable to you if you make a withdrawal from the Contract before the end of your chosen guarantee period.

We calculate the amount of the withdrawal charge by multiplying the Gross Withdrawal Amount, less any administration fee and free withdrawal amount, by the applicable withdrawal charge percentage obtained from the tables set forth in Appendix B. We use separate withdrawal charge percentages for Initial and Subsequent Guarantee periods. (Please read "Withdrawals" and Appendix B:
"Withdrawal Charge Schedules" for more information.)

We may subject withdrawals to a Market Value Adjustment in addition to the withdrawal charge described above (see "Market Value Adjustment Factor" and "Impact of Market Value Adjustment and Withdrawal Charge"). The Market Value Adjustment, alone or in combination with applicable withdrawal charges, could result in your receiving total withdrawal proceeds of less than your Purchase Payment.

Withdrawals may be subject to income tax to the extent of earnings under the Contract and, if made prior to age 59 1/2, may also be subject to a 10% IRS penalty tax (see "VII. Federal Tax Matters - Taxation of Partial and Full Withdrawals").

Waiver of Applicable Withdrawal Charge and MVA - Confinement to Nursing Home (Not available in MA)

In states where approved, any applicable withdrawal charge and market value adjustment will be waived on a full or partial withdrawal prior to the Maturity Date if (1) beginning at least 30 days after the Contract Date a "triggering event" occurs and the Covered Person 's attained age is less than 80 on the Contract Date. Triggering events are as follows:

     - A Covered Person being diagnosed with a first occurrence of any Covered Condition, subject to the Pre-existing Condition Limitation; or

     -    A Covered Person's confinement in a Nursing Home.

In order for a Covered Person to be considered confined in a Nursing Home, the following conditions must be met:

     a. a Covered Person was not confined to a Nursing Home within two years prior to the Effective Date of the Contract.

     b.   a Covered Person's confinement is for at least 90 consecutive days;

     c.   a Covered Person is receiving Nursing Care;

     d. such Nursing Care is based on a Physician's plan in accordance with accepted standards of medical practice, and is Medically Necessary;

     e. such Nursing Care is needed because of a Covered Person's inability to perform at least two of the Activities of Daily Living without Human Assistance because of either Physical Impairment or Cognitive Impairment; and

     f. such Nursing Care is received while the contract is in force, and is not assigned.

"Covered Person" means the Owner. "Covered Person" will mean the Annuitant if the Contract is owned by a Trust.

"Nursing Home" means a facility which meets both of the following requirements:

     - it is licensed and operated to provide Nursing Care for a charge (including room and board), according to the laws of the jurisdiction in which it is located;

     - has services performed by or under the continual, direct, and immediate supervision of a registered nurse, licensed practical nurse, or licensed vocational nurse, on-site twenty-four (24) hours per day.

A Nursing Home may be a freestanding facility or it may be a distinct part of a facility, including a ward, wing, or swing-bed of a hospital or other facility.

Nursing Home does not mean:

     -    a hospital or clinic;

     -    a rehabilitation hospital or facility;

     -    an assisted care living facility;

     - a rest home (a home for the aged or a retirement home) which does not, as its primary function, provide custodial care;

     - your primary place of residence, including your living quarters in a continuing care retirement community or similar entity;

     - a facility for the treatment of alcoholism, drug addiction, or mental illness.

PRE-EXISTING CONDITION LIMITATION. We will not waive any withdrawal charge for a diagnosis of a first occurrence of a Covered Condition during the first two years after the effective date of the Contract if it results from a Pre-existing Condition, as defined in your Contract.

"Pre-existing Condition" means the existence of symptoms which would cause an ordinarily prudent person to seek medical diagnosis, care, and treatment within one year before the effective date of the Contract or a condition for which medical consultation, advice, or treatment was recommended by or received from or sought from a Physician during the two years immediately preceding the effective date of the Contract.

A "Physician" is a person other than you, the Annuitant(s) or a member of your or the Annuitant's families who is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.), practicing within the scope of that license.

Please refer to your Contract for additional information on Activities of Daily Living, Nursing Care and other terms not specifically discussed in this prospectus.

THE WAIVER DESCRIBED ABOVE IS NOT AVAILABLE IN ALL STATES AND CERTAIN TERMS MAY VARY DEPENDING ON THE STATE OF ISSUE AS NOTED IN YOUR CONTRACT. WITHDRAWALS MAY BE TAXABLE AND IF MADE PRIOR TO AGE 59 1/2 MAY BE SUBJECT TO A 10% PENALTY (SEE "VII. FEDERAL TAX MATTERS").

Impact of Market Value Adjustment and Withdrawal Charge

We provide the following three examples to illustrate how we calculate and apply the Market Value Adjustment factor and withdrawal charge. These examples are based on the assumptions we use and are not indicative of the actual impact the Market Value Adjustment factor and withdrawal charges will have on your Contract. The Market Value Adjustment is based, in part, on the guaranteed interest rates we make available for new guarantee periods at the time of a withdrawal and is subject to change. The Withdrawal Charge Schedule applicable to your Contract may vary from the Withdrawal Charge Schedule applicable to other Contracts we may offer.

We retain all withdrawal charges and all "negative" Market Value Adjustments. We generally pay you "positive" Market Value Adjustments, except in situations where a "net" partial withdrawal request results in a portion of a positive Market Value Adjustment being used to cover applicable withdrawal charges.

EXAMPLE 1 (Impact on a Total Withdrawal):

Assume that you make a request for a total withdrawal of Account Value at a time when:

     -    your Account Value is $16,800;

     -    the free withdrawal amount is $800;

     -    the withdrawal charge is 6%;

     -    your current guaranteed rate is 5%;

     - the guarantee period in effect for your Contract is seven years, and you make the request at the beginning of the third year of the guarantee period (i.e., there are five years remaining for that guarantee period); and

     - the guaranteed interest rate we are then offering for a new five year guarantee period is 6%.

Step 1: We first determine the portion of the Gross Withdrawal Amount that is subject to a Market Value Adjustment and withdrawal charges. Since you requested a total withdrawal of Account Value, we subtract the free withdrawal amount ($800) from your Account Value ($16,800). The Gross Withdrawal Amount subject to Market Value Adjustment and withdrawal charges in this case is $16,000.

Step 2: We next determine the Market Value Adjustment. In this example, the guaranteed interest rate we assume to be in effect for your Contract (5%) is lower than the guaranteed interest rate we assume to be offering for the remaining term of your guaranteed interest period (6% for a 5 year term). These are the same assumptions we use in the first example in Appendix A, and we would calculate a Market Value Adjustment factor as shown in that example (0.94254) to reduce the amount payable to you.

We determine the amount of the Market Value Adjustment by multiplying the Gross Withdrawal Amount that is subject to a Market Value Adjustment ($16,000) by the Market Value Adjustment factor of 0.94254, which produces a result of $15,080. The amount of the Market Value Adjustment is the difference between $15,081 and $16,000, or a negative $919.

Step 3: We next determine the amount of your withdrawal charge. To do this, we multiply the Gross Withdrawal Amount that is subject to a withdrawal charge ($16,000) by the 6% surrender charge to produce a surrender charge of $960.

Step 4: We next subtract the Market Value Adjustment ($919) and the withdrawal charge ($960) from your Account Value ($16,800). This results in a net amount payable to you of $14,921, assuming that we do not have to withhold any amounts for taxes.

EXAMPLE 2 (Impact on a Request for a "Net" Partial Withdrawal):

This example uses the same assumptions as EXAMPLE 1, except that you request a "net" partial withdrawal of $6,000 (with no tax withholding) instead of a total withdrawal of Account Value.

Step 1: We will calculate a "gross" withdrawal amount that is large enough to cover any applicable Market Value Adjustment and withdrawal charge so that you will receive the requested "net" amount. To do this, we need to use a mathematical formula, as follows:

     Gross Withdrawal Amount =

  {Net Withdrawal Amount + Free Amount * ([Market Value Adjustment Factor - 1]
                             - Withdrawal Charge %)}
 -------------------------------------------------------------------------------
         {1+ [Market Value Adjustment Factor - 1] - Withdrawal Charge %}


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

In this example,

     Gross Withdrawal Amount = {$6,000 + $800* ([.94254 - 1] - .06)} / (1 +
[.94254-1] - .06} = $6,692

Step 2: We next determine the amount of the Market Value Adjustment. We determine the applicable Market Value Adjustment factor (0.94254) in the same manner as in Step 2 of EXAMPLE 1. Since we do not apply the Market Value Adjustment factor to the free withdrawal amount, we first subtract the free withdrawal amount ($800) from the Gross Withdrawal Amount calculated above ($6,692). We then multiply the difference ($5,892) by the Market Value Adjustment factor, which produces a result of $5,554. The amount of the Market Value Adjustment is the difference between $5,554 and $5,892, or a negative $338.

Step 3: We next determine the amount of the withdrawal charge. Since we do not apply the withdrawal charge to the free withdrawal amount, we first reduce the Gross Withdrawal Amount calculated above ($6,692) by the free withdrawal amount ($800). We then multiply the difference ($5,892) by the 6% withdrawal charge. This results in a withdrawal charge of $354.

Step 4: As a result of your assumed request for a "net" partial withdrawal of $6,000, we would deduct a total of $6,692 from your Account Value. We would pay you the requested $6,000, and your remaining Account Value would equal $10,108. Your Contract would remain in force.

EXAMPLE 3 (Impact on a Request for a "Gross" Partial Withdrawal):

This Example uses the same assumptions as EXAMPLE 1, except that you request a "gross" partial withdrawal of $6,000 (with no tax withholding), or fail to make a request for a "net" partial withdrawal.

Step 1: We first determine the portion of the partial withdrawal request that is subject to a Market Value Adjustment and withdrawal charges. Since you requested a "gross" partial withdrawal of Account Value, we subtract the free withdrawal amount ($800) from the total amount of your request ($6,000). The Gross Withdrawal Amount subject to Market Value Adjustment and withdrawal charges in this case is $5,200.

Step 2: We next determine the amount of the Market Value Adjustment. We determine the applicable Market Value Adjustment factor (0.94254) in the same manner as in Step 2 of EXAMPLE 1. We then multiply the amount determined under Step 1 ($5,200), by the Market Value Adjustment factor of 0.94254, which produces a result of $4,901. The amount of the Market Value Adjustment is the difference between $4,901 and $5,200, or a negative $299.

Step 3: We next determine the amount of your withdrawal charge. To do this, we multiply the Gross Withdrawal Amount that is subject to a withdrawal charge ($5,200) by the 6% withdrawal charge to produce a withdrawal charge of $312.

Step 4: As a result of your assumed request for a "gross" partial withdrawal of $6,000, we would deduct a total of $6,000 from your Account Value. We would reduce the amount payable by $611 (which is the sum of the $299 Market Value Adjustment and $312 surrender charge), and pay you $5,389. Your remaining Account Value would equal $10,800 and your Contract would remain in force.

OTHER CHARGES AND DEDUCTIONS

Taxes

We reserve the right to charge or provide for certain taxes against Purchase Payments, Account Values, death benefits or Annuity Payments. Such taxes may include premium taxes or other taxes levied by any government entity which we determine to have resulted from the:

     -    establishment of the MVA Separate Account;

     -    receipt by us of Purchase Payments;

     -    issuance of the Contracts;

     -    commencement or continuance of Annuity Payments under the Contracts;
          or

     -    death of the Owner or Annuitant.

In addition, we will withhold taxes to the extent required by applicable law.

Except for residents of those states which apply premium taxes upon receipt of Purchase Payments, we will deduct premium taxes from the Account Value used to provide for Annuity Payments. For residents of those states which apply premium taxes upon receipt of Purchase Payments, we will deduct premium taxes upon payment of any withdrawal or death benefits or upon any annuitization. The amount deducted will depend on the premium tax assessed in the applicable state. State premium taxes currently range from 0% to 3.5% of the Purchase Payment, depending on the jurisdiction and the tax status of the Contract and are subject to change by the legislature or other authority (see Appendix C: "State Premium Taxes").

Administration Fee

To compensate us for assuming certain administrative expenses, we reserve the right to charge an annual administration fee, which will never exceed $50.00. If imposed, the fee will be detailed on your Contract's specifications page. Prior to the Maturity Date, we will deduct the administration fee on each Contract Anniversary. If you surrender the Contract for its Account Value on any date other than the Contract Anniversary, we will deduct the full amount of the administration fee from the amount paid. After the Maturity Date, the administration fee is deducted on a pro rata basis from each Annuity Payment.

                         V. General Information About Us

THE COMPANY

John Hancock USA, formerly known as "The Manufacturers Life Insurance Company (U.S.A.)," is a stock life insurance company originally organized under the laws of Maine on August 20, 1955 by a special act of the Maine legislature. John Hancock USA redomesticated under the laws of Michigan on December 30, 1992. John Hancock USA is authorized to transact life insurance and annuity business in all states (except New York), the District of Columbia, Guam, Puerto Rico and the Virgin Islands. Its principal office is located at 601 Congress Street, Boston, Massachusetts 02210-2805. John Hancock USA also has an Annuities Service Center at 164 Corporate Drive, Portsmouth, NH 03801-6815.

The ultimate parent of the Company is Manulife Financial Corporation, a publicly traded company, based in Toronto, Canada. Manulife Financial Corporation is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The Company changed its name to John Hancock Life Insurance Company (U.S.A.) on January 1, 2005 following Manulife Financial Corporation's acquisition of John Hancock Financial Services, Inc.

RATING AGENCIES, ENDORSEMENTS AND COMPARISONS. We are ranked and rated by independent financial rating services, including Moody's Investors Service, Inc., Standard & Poor's Rating Services, Fitch Ratings Ltd. and A.M. Best Company. The purpose of these ratings is to reflect the financial strength or claims-paying ability of John Hancock USA. The ratings are not intended to reflect the investment experience or financial strength of the MVA Separate Account or the Contracts. The ratings are available on our website. We may from time to time publish the ratings in advertisements, sales literature, reports to Contract Owners, etc. In addition, we may include in certain promotional literature endorsements in the form of a list of organizations, individuals or other parties that recommend the Company or the Contracts.

REGULATION. John Hancock USA is subject to the laws of the State of Michigan governing insurance companies and to the regulation of Michigan's Office of Financial and Insurance Regulation. In addition, we are subject to regulation under the insurance laws of other jurisdictions in which we operate. Regulation by the applicable insurance department includes periodic examination of our operations, including contract liabilities and reserves. Regulation by supervisory agencies includes licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulation of the type and amounts of investments permitted. Our books and accounts are subject to review by the applicable insurance department and other supervisory agencies at all times, and we file annual statements with these agencies. A full examination of our operations is conducted periodically by the applicable insurance departments.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments on us under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal legislation that removed barriers preventing banks from engaging in the insurance business or that changed the federal income tax treatment of insurance companies, insurance company products, or employee benefit plans could significantly affect the insurance business.

MVA SEPARATE ACCOUNT

We established the Company's MVA Separate Account in 2009 as a non-unitized separate account under Michigan law. The MVA Separate Account is not registered as an investment company under the Investment Company Act of 1940. The Company maintains in its MVA Separate Account assets which it selects in accordance with applicable state law and which have a market value (or other value prescribed by applicable state law) equal to the reserves the Company must maintain for the contracts and its other liabilities with respect to the account.

A Contract Owner has no interest in the performance of a MVA Separate Account. A Contract Owner's Account Value is based on the interest rates we guarantee under the Contract and not on the performance of a MVA Separate Account. Any gain or loss in the Company's MVA Separate Account accrues solely to the Company, and we assume any risk associated with the possibility that the value of the assets in the MVA Separate Account might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in the Company's MVA Separate Account fall below reserve and other liabilities, the Company will transfer assets from its General Account to its MVA Separate Account to make up the shortfall. The Company reserves the right to transfer to its General Account any assets of its MVA Separate Account in excess of such reserves and other liabilities.

The Company currently intends to use its MVA Separate Account only to support the obligations under the Contracts described in this prospectus, but it reserves the right to maintain assets in its MVA Separate Account to support any number of other kinds of annuity contracts which it offers or may offer. These annuity contract owners would stand in an equal position with regard to claims against the underlying assets in the MVA Separate Account.

Both the assets accounted for in the Company's MVA Separate Account and all the other assets maintained in its General Account are available to meet the Company's guarantees under its contracts. These assets are not insulated from the claims of the Company's creditors and may be charged with liabilities which arise from other business the Company conducts. See "VI. The Subordinated Guarantee" for information on the parent company's, Manulife Financial Corporation's, guarantee of the MVA interest in the Contracts.

DISTRIBUTION OF THE CONTRACT

Our wholly-owned subsidiary, John Hancock Distributors, LLC ("JH Distributors"), acts as principal underwriter of the Contracts.

The Contracts will be sold by registered representatives of broker-dealers authorized by JH Distributors to sell them. Such registered representatives will also be our licensed insurance agents. JH Distributors will pay distribution compensation to authorized broker-dealers in varying amounts which under normal circumstances are not expected to exceed 5% of Purchase Payments.

The registered representative through whom your Contract is sold will be compensated pursuant to that registered representative's own arrangement with his or her broker-dealer. The registered representative and the firm may have multiple options on how they wish to allocate their commissions and/or compensation. We are not involved in determining your registered representative's compensation. You are encouraged to ask your registered representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with the sale of your Contract.

We may make additional payments to firms. These payments are sometimes referred to as "revenue sharing." Revenue sharing expenses are any payments made to broker-dealers or other intermediaries to either (i) compensate the intermediary for expenses incurred in connection with the promotion and/or sale of John Hancock investment products or (ii) obtain promotional and/or distribution services for John Hancock investment products. Many firms that sell the Contracts receive one or more types of these cash payments.

We are among several insurance companies that pay additional payments to certain firms to receive "preferred" or recommended status. These privileges include: additional or special access to sales staff; opportunities to provide and/or attend training and other conferences; advantageous placement of our products on customer lists ("shelf-space arrangements"); and other improvements in sales by featuring our products over others.

Revenue sharing payments assist in our efforts to promote the sale of the Contracts and could be significant to a firm. Not all firms, however, receive additional compensation. We determine which firms to support and the extent of the payments we are willing to make, and generally choose to compensate firms that are willing to cooperate with our promotional efforts and have a strong capability to distribute the Contracts. We do not make an independent assessment of the cost of providing such services. Instead, we agree with the firm on the methods for calculating any additional compensation. The methods, which vary by firm, may include different categories to measure the amount of revenue sharing payments, such as the level of sales, assets attributable to the firm and the annuity contracts covered under the arrangement (including contracts issued by any of our affiliates). The categories of revenue sharing payments that we may provide to firms, directly or through JH Distributors, are not mutually exclusive and may vary from contract to contract. We or our affiliates may make additional types of revenue sharing payments for other products, and may enter into new revenue sharing arrangements in the future.

                         VI. The Subordinated Guarantee

DESCRIPTION OF MANULIFE FINANCIAL CORPORATION

The Subordinated Guarantee is issued by MFC. MFC was incorporated under the Insurance Companies Act (Canada) in 1999 for the purpose of becoming the holding company of The Manufacturers Life Insurance Company, which was founded in 1887. As a mutual life insurance company, The Manufacturers Life Insurance Company had no common shareholders and its board of directors was elected by its participating policyholders. In September 1999, The Manufacturers Life Insurance Company implemented a plan of demutualization and converted into a life insurance company with common shares and became a wholly-owned subsidiary of MFC. MFC's head office and registered office is located at 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5 (Tel. No. 416-926-3000).

MFC and its subsidiaries provide a wide range of financial products and services, including individual life insurance, group life and health insurance, pension products, annuities and mutual funds, to individual and group customers in Canada, the United States, Asia and Japan. Funds under management by MFC were Cdn $405 billion as at March 31, 2009. MFC and its subsidiaries also offer reinsurance services, primarily life and accident and health reinsurance, and provide investment management services with respect to MFC's general fund assets, segregated funds assets and mutual funds and, in Canada and Asia, provide institutional investment services. MFC has directly or indirectly held all of the outstanding shares of John Hancock USA capital stock since September, 1999.

DESCRIPTION OF THE MFC SUBORDINATED GUARANTEE

What additional guarantee applies to the guarantee periods under my contract?

John Hancock USA's ultimate corporate parent, MFC, guarantees John Hancock USA's obligations with respect to any Contract to which this prospectus relates (the "MFC Subordinated Guarantee"). The MFC Subordinated Guarantee will apply unless and until we notify you otherwise. (If we give you such notice, however, the MFC Subordinated Guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The MFC Subordinated Guarantee does not relieve the Company of any obligations under your Contract - it is in addition to all of the rights and benefits that the Contract provides. There is no charge or cost to you for the MFC Subordinated Guarantee, and there are no disadvantages to you of having this additional guarantee.

What are the reasons for the additional MFC Subordinated Guarantee?

The MFC Subordinated Guarantee is being offered in order to relieve John Hancock USA of the obligation to file with the SEC annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, and thus save each the expense of being an SEC reporting company. MFC, the company that is providing the MFC Subordinated Guarantee, is the ultimate parent of all of the companies in the John Hancock group of companies, including John Hancock USA. MFC is a company organized under the laws of Canada and its common shares are listed principally on the Toronto Stock Exchange and the New York Stock Exchange. MFC files with the SEC annual and current reports on Forms 40-F and 6-K, respectively. John Hancock USA is included in MFC's consolidated financial statements in a footnote containing condensed consolidating financial information with separate columns for MFC, John Hancock USA and other subsidiaries of MFC, together with consolidating adjustments.

What are the terms of the MFC Subordinated Guarantee?

MFC guarantees your full interest in any guarantee period to which this prospectus relates. This means that, if John Hancock USA fails to honor any valid request to surrender or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had John Hancock USA fully met its obligations under your Contract with respect to such guarantee period. If John Hancock USA fails to pay any amount that becomes payable under the Contract upon the death of an Owner or Annuitant, MFC guarantees the unpaid amount, up to the Account Value in any guarantee period on the date of death, increased by any accrued but uncredited interest attributable thereto. There is no charge or cost to you for receiving the MFC Subordinated Guarantee. If John Hancock USA fails to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy John Hancock USA's obligation, and MFC must do so. You would not have to make any other demands on John Hancock USA as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee will be issued pursuant to a subordinated guarantee dated the effective date of the registration statement of which this prospectus forms a part, whereby MFC will become guarantor.

Unless otherwise set forth herein, the MFC Subordinated Guarantee will constitute an unsecured obligation of MFC as guarantor, and will be subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively rank senior to MFC's preferred and common shares. As a result, in the event of MFC's bankruptcy, liquidation, dissolution, winding-up or reorganization or upon acceleration of any series of debt securities due to an event also triggering payment obligations on other debt, MFC's assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee will be governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee will provide that any claim or proceeding brought by a holder to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts offered by this prospectus by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Contracts offered by this prospectus after such withholding or deduction shall equal the respective amounts under such Contracts which would have been receivable in respect of those Contracts in the absence of such withholding or deduction ("Guarantor Additional Amounts"), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to any Contract offered by this prospectus:

     (a) by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Contract (i) by reason of his being a person with whom John Hancock USA or the guarantor is not dealing at arm's length for the purposes of the Income Tax Act (Canada), or (ii) by reason of his having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;

     (b) by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a claim for exemption to the relevant tax authority; or

     (c) more than 10 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein "Relevant Date" shall mean the date on which such payment first becomes due.

Where You Can Find More Information

MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, and, in accordance with that Act, files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.

You may read and copy any reports, statements or other information filed by MFC at the SEC's Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC through the website maintained by MFC, which is http://www.manulife.com. The information contained in that website is not incorporated by reference into this prospectus.

The Company and MFC filed a joint registration statement on Form F-3 ("Registration Statement") relating to the Contracts offered by this prospectus with the SEC under the Securities Act of 1933, as amended. This prospectus is a part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information you can find in the registration statement. The SEC allows MFC to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. For more information about the Contracts and us, you may obtain a copy of the Registration Statement (File number 333-159101-01) in the manner set forth in the preceding paragraphs.

The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. These documents contain important information about the companies and their financial condition.

MFC incorporates by reference the documents listed below, which were filed with the SEC:

     (a) MFC's Annual Report on Form 40-F for the year ended December 31, 2008, as filed on March 26, 2009 and as amended and filed on Form 40-F/A on May 8, 2009;

     (b) MFC's Reports of Foreign Issuer on Form 6-K filed on March 26, 2009, other than the sections of the Notice of Annual Meeting and Proxy Circular entitled "Report of the Management Resources Committee and Compensation Committee" and "Performance Graph" and other than the 2008 Annual Financial Statements;

     (c) MFC's Annual Report on Form 40-F for the year ended December 31, 2007, as filed on March 28, 2008 and as amended and filed on Form 40-F/A on May 8, 2009; and

     (d) MFC's Reports of Foreign Issuer on Form 6-K filed on May 15, June 19, June 25, and July 13, 2009.

Copies of the documents incorporated in this prospectus by reference may be obtained on request without charge from:

Manulife Financial Corporation
ATTN: Corporate Secretary
200 Bloor Street East, NT-10
Toronto, Ontario Canada M4W 1E5
Telephone: (416) 926-3000

Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to
Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this prospectus, as well as all prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this prospectus shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this prospectus.

ENFORCEMENT OF JUDGMENTS

MFC is a corporation incorporated under the laws of Canada. Because a substantial portion of MFC's assets are located outside the United States and most of its directors and officers are not residents of the United States, any judgment obtained in the United States against MFC or certain of its officers and directors, including a judgment with respect to payments on the MFC Subordinated Guarantee, may not be collectible within the United States.

Pursuant to the MFC Subordinated Guarantee, MFC agrees that any legal action or proceeding against it arising out of or in connection with the MFC Subordinated Guarantee may be brought in any United States federal or Massachusetts state court located in the City of Boston, Commonwealth of Massachusetts (a "Massachusetts Court"), and irrevocably submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding.

MFC has been informed by its Canadian counsel, Torys LLP, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in that province on any final judgment in personam of any Massachusetts Court against MFC, which judgment is subsisting and unsatisfied for a fixed sum of money with respect to the enforcement of the MFC Subordinated Guarantee and that is not impeachable as void or voidable under the internal laws of the Commonwealth of Massachusetts if:

     (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of Ontario (submission by MFC in the MFC Subordinated Guarantee to the non-exclusive jurisdiction of a Massachusetts Court will be sufficient for this purpose);

     (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of Ontario and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

     (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws in the Province of Ontario; and

     (iv) the action to enforce such judgment is commenced within the applicable limitation period.

Enforcement of a judgment by a court in the Province of Ontario, as described above, may only be given in Canadian dollars.

In the opinion of Torys LLP, there are currently no reasons under the present laws of the Province of Ontario for avoiding recognition of said judgments of Massachusetts Courts on the MFC Subordinated Guarantee based upon public policy. However, it may be difficult for holders of Contracts to effect service within the United States upon MFC's directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them, both in and outside of the United States, judgments of courts of the United States predicated upon civil liability under United States federal securities laws. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the applicable MFC Subordinated Guarantee. Based on the opinion of Torys LLP, MFC believes that a monetary judgment of a United States court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case since the case law in Canada in respect of this matter is not entirely clear. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

                            VII. Federal Tax Matters

INTRODUCTION

Any discussion of the federal income tax treatment of the Contracts contained in this prospectus is not exhaustive, does not purport to cover all situations, and is not intended as tax advice and is not intended for and cannot be used for the purpose of avoiding penalties. The federal income tax treatment of the Contracts is unclear in certain circumstances, and you should consult a qualified and independent tax advisor with regard to the application of law to your individual circumstances. Bear in mind that the tax-related discussions herein may have been written to support the promotion or marketing of a transaction or other matter that is relevant to you for tax purposes. The following discussion is based on the Code, IRS regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the IRS, and judicial decisions. The prospectus does not address state or local tax consequences associated with the purchase of the Contracts.

WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT, FEDERAL, STATE OR LOCAL, OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

Our Tax Status

We are taxed as a life insurance company under the Code. The assets in the MVA Separate Account are owned by us, and the income derived from such assets is includible in our income for federal income tax purposes.

Taxation of Annuities in General

TAX DEFERRAL DURING ACCUMULATION PERIOD. Under existing provisions of the Code, except as described below, any increase in Account Value is generally not taxable to you as the Contract Owner or to the Annuitant until received, either in the form of Annuity Payments as contemplated by the Contracts, or in some other form of distribution. However, this rule applies only if the Contract Owner is an individual or, in some cases, a trust or other entity treated as an agent for a natural person.

As a general rule, deferred annuity contracts held by "non-natural persons," such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal income tax purposes. The income on such contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the owner during the taxable year. There are several exceptions to this general rule for non-natural contract owners. First, annuity contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as an agent for a natural person. However, this exception will not apply in the case of any employer which is the nominal owner of an annuity contract under a nonqualified deferred compensation arrangement for its employees.

Other exceptions to the general rule for non-natural contract owners will apply with respect to:

     - annuity contracts acquired by an estate of a decedent by reason of the death of the decedent;

     - annuity contracts issued in connection with certain qualified retirement plans;

     - annuity contracts purchased by employers upon the termination of certain qualified retirement plans;

     - certain annuity contracts used in connection with structured settlement agreements; and

     - annuity contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

In addition to the foregoing, if the contract's maturity date occurs, or is scheduled to occur, at a time when the annuitant is at an advanced age, such as over age 85, it is possible that the owner will be taxable currently on the annual increase in the account value.

The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.

TAXATION OF PARTIAL AND TOTAL WITHDRAWALS. In the case of a partial withdrawal, amounts received generally are includible in income to the extent the Owner's Account Value before the withdrawal exceeds his or her "investment in the contract." In the case of a total withdrawal, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes the "investment in the contract" at any time equals the total of the Purchase Payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain employer contributions to qualified contracts) less any amounts previously received from the Contract which were not included in income.

Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the Account Value is treated as a withdrawal of such amount or portion. The investment in the Contract is increased by the amount includible in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If you transfer your interest in a Contract without adequate consideration to a person other than your spouse (or a former spouse incident to divorce), you will be taxed on the difference between your Account Value and the investment in the Contract at the time of transfer. In such case, the transferee's investment in the Contract will be increased by the amount included in the transferor's income.

There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial withdrawal, assignment or pledge, or transfer without adequate consideration. The IRS has regulatory authority to address this uncertainty. However, as of the date of this prospectus, the IRS has not issued any final regulations addressing these determinations.

TAXATION OF ANNUITY PAYMENTS. Normally, the portion of each Annuity Payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying
(1) the payment by (2) the ratio of the investment in the Contract, adjusted for any period certain or refund feature, to the total expected value of Annuity Payments for the term of the Contract (determined under Treasury Department regulations). A simplified method of determining the taxable portion of Annuity Payments applies to Contracts issued in connection with certain Qualified Plans other than IRAs.

Once the total amount of the investment in the Contract has been excluded using this ratio, further Annuity Payments will be fully taxable. If Annuity Payments cease because of the death of the Annuitant and before the total amount of the investment in the Contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant in his or her last taxable year.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person or are not married. You should consult a tax advisor in those situations.

TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of the death of an Owner or, if the Owner is not a natural person, the death of the Annuitant. Prior to the Maturity Date, such death benefit proceeds are includible in income as follows:

     - if distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above; or

     - if distributed under an Annuity Option, they are taxed in the same manner as Annuity Payments; as described above.

After the Maturity Date, where a guaranteed period exists under an Annuity Option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows:

     - if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time; or

     - if distributed in accordance with the existing Annuity Option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all Annuity Payments thereafter are fully includible in income.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract. This penalty is not applicable if the payment is:

     -    received on or after the date on which the Owner reaches age 59 1/2;

     - attributable to the Owner becoming disabled (as defined in the tax law);

     - made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary Annuitant (as defined in the tax law);

     - made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or the joint lives (or joint life expectancies) of the owner and a "designated beneficiary" (as defined in the tax law), or

     - made under a contract purchased with a single premium when the maturity date is no later than a year from purchase of the contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

AGGREGATION OF CONTRACTS. In certain circumstances, the IRS may determine the amount of an annuity payment or a withdrawal from a contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan. For example, if you purchase a Contract offered by this prospectus and also purchase at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract.

In addition, if you purchase two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the maturity date) is includible in income. Thus, if during a calendar year you buy two or more of the Contracts offered by this prospectus (which might be done, for example, in order to invest amounts in different guarantee periods), all of such Contracts would be treated as one Contract in determining whether withdrawals from any of such Contracts are includible in income.

The effects of such aggregation are not always clear and depend on the circumstances. However, aggregation could affect the amount of a withdrawal that is taxable and the amount that might be subject to the 10% penalty tax described above.

EXCHANGES OF ANNUITY CONTRACTS. We may issue the Contract in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free under Code Section 1035 if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your investment in the Contract immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional Purchase Payment made as part of the exchange. Your Account Value immediately after the exchange may exceed your investment in the Contract. That excess may be includable in income should amounts subsequently be withdrawn or distributed from the Contract.

If you exchange part of an existing contract for the Contract, and within 12 months of the exchange you receive a payment (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, the exchange may be treated as if you had made a partial surrender from the existing contract and then purchased the Contract. In these circumstances, some or all of the amount exchanged into the Contract could be includible in your income and subject to a 10% penalty tax.

You should consult your tax advisor in connection with any exchange pursuant to Code Section 1035 for the Contract, particularly if you plan to make a withdrawal from either contract within 12 months after the exchange.

LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS. In the case of contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, a portion of otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the contract. However, this interest deduction disallowance does not affect contracts where the income on such contracts is treated as ordinary income that is received or accrued by the owner during the taxable year. Entities that are considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax advisor.

QUALIFIED RETIREMENT PLANS

In General

The Contracts are also designed for use in connection with certain types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to participants in such Qualified Plans and to Contracts used in connection with such Qualified Plans. In this prospectus we provide only general information about the use of the Contract with the various types of Qualified Plans. Persons intending to use the Contract in connection with a Qualified Plan should seek competent advice.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that may be made, and the tax deduction or exclusion that the owner may claim for such contribution, are limited under Qualified Plans. If you are considering purchasing a Contract for use in connection with a qualified retirement plan, you should consider, in evaluating the suitability of the Contract, that the Contract allows only a single Purchase Payment in an amount of at least $5,000. If this Contract is used in connection with a Qualified Plan, the Owner and Annuitant must be the same individual. If a co-Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a co-Annuitant is named who is not the Annuitant's spouse, the Annuity Options which are available may be limited, depending on the difference in ages between the Annuitant and co-Annuitant.

Furthermore, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

Additionally, for Contracts issued in connection with Qualified Plans subject to the Employee Retirement Income Security Act, the spouse or ex-spouse of the Owner will have rights in the Contract. In such a case, the Owner may need the consent of the spouse or ex-spouse to a change Annuity Options or make a withdrawal from the Contract.

In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts ("IRAs") (other than Roth IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2, except in years in which Congress has altered the minimum distribution rules. See, e.g. P.L. 110-458, Section 201 (waiving minimum distribution requirement for calendar year 2009). In the case of certain other Qualified Plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.

There is also a 10% penalty tax on the taxable amount of any payment from certain Qualified Contracts. (The amount of the penalty tax is 25% of the taxable amount of any payment received from a "SIMPLE retirement account" during the 2-year period beginning on the date the individual first participated in any qualified salary reduction agreement (as defined in the tax law) maintained by the individual's employer.) There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, including a "SIMPLE IRA," exceptions provide that the penalty tax does not apply to a payment (a) received on or after the date on which the owner reaches age 59 1/2,
(b) received on or after the owner's death or because of the owner's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or for the joint lives (or joint life expectancies) of the owner and designated beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these two exceptions to the penalty tax. If you wish to take a distribution from an IRA for these purposes, you should consult your tax advisor.

When issued in connection with a Qualified Plan, a Contract will be amended as generally necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we will not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless we consent.

QUALIFIED PLAN TYPES

Following are brief descriptions of various types of Qualified Plans in connection with which we may issue a Contract.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. IRAs are subject to limits on the amounts that may be contributed and deducted, the persons who may be eligible and on the time when distributions may commence. Also, distributions from certain qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not be used in connection with an "Education IRA" under Section 530 of the Code.

SIMPLIFIED EMPLOYEE PENSIONS (SEP-IRAS). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. Employers intending to use the Contract in connection with such plans should seek competent advice.

SIMPLE IRAS. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence.

ROTH IRAS. Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in certain respects.

Among the differences are that contributions to a Roth IRA are not deductible and "qualified distributions" from a Roth IRA are excluded from income. A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the owner was made. Second, the distribution must be:

     -    made after the owner attains age 59 1/2;

     -    made after the owner's death;

     -    attributable to the owner being disabled; or

     -    a qualified first-time homebuyer distribution within the meaning of
          Section 72(t)(2)(F) of the Code.

In addition, distributions from Roth IRAs need not commence when the owner attains age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from a non-Roth IRA and from an "eligible retirement plan" that satisfies certain requirements specified in section 408A(e)(1)(B) of the Code.

CORPORATE AND SELF-EMPLOYED ("H.R. 10" AND "KEOGH") PENSION AND PROFIT-SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans.

TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the Contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of Purchase Payments and other tax consequences associated with the Contracts.

Section 403(b) policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings in such years on amounts held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to Section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals do not apply to the extent we are directed to transfer some or all of the Account Value to the issuer of another tax-sheltered annuity or into a
Section 403(b)(7) custodial account.)

Direct Rollover Rules

In the case of Contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) tax sheltered annuity, any "eligible rollover distribution" from the contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) tax sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, and hardship distributions).

Under these requirements, withholding at a rate of 20% will be imposed on any eligible rollover distribution. In addition, the participant in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, the participant elects to have amounts directly transferred to certain qualified retirement plans (such as to an IRA). Before we make an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

Federal Income Tax Withholding

We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless (i) the distribution is not an eligible rollover distribution and (ii) the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. Except in the case of eligible rollover distributions, the withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. Except in the case of eligible rollover distributions, the withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and rollovers from non-Roth IRAs to Roth IRAs) is 10%. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

                              VIII. General Matters

CONFIRMATION STATEMENTS

We will send you confirmation statements for certain transactions in your account. You should carefully review these statements to verify their accuracy and should immediately report any mistake to our Annuities Service Center. If you fail to notify our Annuities Service Center of any mistake within 60 days of the mailing of the confirmation statement, you will be deemed to have ratified the transaction.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation, to which we or any of our subsidiaries is a party or to which any of our or their property is subject. To the best of our knowledge, no such proceedings are contemplated by any governmental authority.

LEGAL OPINIONS

The validity of the Market Value Adjustment interests under deferred annuity Contracts and MFC Subordinated Guarantee offered in this prospectus will be passed upon for us by Dykema Gossett PLLC, Detroit, Michigan. Rex E. Schlaybaugh, Jr., a member of Dykema Gossett PLLC, is a director of John Hancock USA. Certain matters regarding Canadian law with respect to the MFC Subordinated Guarantee will be passed upon for MFC by Torys LLP, Toronto, Canada. On the date of this prospectus, the members and associates of Dykema Gossett PLLC, and the partners and associates of Torys LLP own an aggregate of approximately 450 and 12,000 MFC common shares, respectively.

EXPERTS

The consolidated financial statements of MFC as at December 31, 2008 and 2007, and for the years ended December 31, 2008 and 2007, included in MFC's First Amended Annual Report on Form 40-F/A for the year ended December 31, 2008, filed with the SEC and the consolidated financial statements of MFC as at December 31, 2007 and 2006, and for the years ended December 31, 2007 and 2006, included in MFC's First Amended Annual Report on Form 40-F/A for the year ended December 31, 2007, filed with the SEC, which are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, Toronto, Canada, independent registered public accounting firm, as set forth in their reports appearing therein, and are so incorporated in reliance upon such reports given on their authority as experts in accounting and auditing.

NOTICES AND REPORTS TO CONTRACT OWNERS

At least once each Contract Year, we will send you a statement showing the Account Value of the Contract as of the date of the statement. The statement will also show Purchase Payments and any other information required by any applicable law or regulation.

CONTRACT OWNER INQUIRIES

You should direct all inquiries to our Annuities Service Center at 164 Corporate Drive, Portsmouth, New Hampshire 03801.

           Appendix A: Example Of Market Value Adjustment Calculation

We determine the amount of the Market Value Adjustment by multiplying the amount being taken from the guarantee period (in excess of the Free Withdrawal Amount and before any applicable withdrawal charge) by a factor expressed by the following formula:

                                          n
                                         --
                                 [ 1+i ] 12
                                 [-----]     where:
                                 [1+j+k]

     i = the guaranteed rate in effect for the current guarantee period (expressed as a decimal).

     j = the current rate (expressed as a decimal) in effect for durations equal to the time remaining in the current guarantee period. If the time remaining in the guarantee period is not a whole number of years, then the rate will be interpolated, based upon the number of months remaining, between the current rates offered from the closest durations. If not available, we will declare a rate solely for this purpose that is consistent with rates for durations that are currently available.

     k =  the adjustment factor.

     n = the number of months from the date of withdrawal to the end of the current guarantee period. In the case of partial months, 'n' is rounded up to the next month.

SAMPLE CALCULATION 1: NEGATIVE ADJUSTMENT

Gross Withdrawal Amount (Amount Requested)     $10,000
Guarantee period                               7 years
Time of withdrawal                             Beginning of 3rd year of
                                               guarantee period
Guaranteed rate (i)                            5.00%
Guaranteed rate for new 5 year guarantee (j)   6.00%
Adjustment factor (k)                          0.25%
Remaining guarantee period (n)                 60 months

Market Value Adjustment:

                                           60
                                           --
                           (   (1+.05)   ) 12
                           (-------------)       = 94254
                           ((1+.06+.0025))

                                             60
                                             --
                            [(   (1+.05)   ) 12    ]
                    10,000x [(-------------)     -1]= -574.56
                            [((1+.06+.0025))       ]

Net Amount delivered (requested amount adjusted for Market Value Adjustment):

     $10,000 - $574.56 = $9,425.44

SAMPLE CALCULATION 2: POSITIVE ADJUSTMENT

Gross Withdrawal Amount (Amount Requested)     $10,000
Guarantee period                               7 years
Time of withdrawal                             Beginning of 3rd year of
                                               guarantee period
Guaranteed rate (I)                            5.00%
Guaranteed rate for new 5 year guarantee (J)   4.00%
Adjustment factor (K)                          0.25%
Remaining guarantee period (N)                 60 months

Market Value Adjustment:

                                           60
                                           --
                           (   (1+.05)   ) 12
                           (-------------)       = 1.0365
                           ((1+.04+.0025))

                                             60
                                             --
                            [(   (1+.05)   ) 12    ]
                    10,000x [(-------------)     -1]= -364.93
                            [((1+.04+.0025))       ]

Net Amount delivered (requested amount adjusted for Market Value Adjustment):

     $10,000 + $364.93 = $10,364.93

Please note, all interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                     Appendix B: Withdrawal Charge Schedule

APPLICABLE TO ACCOUNT VALUE DURING THE INITIAL GUARANTEE PERIOD:

                 CONTRACT/CERTIFICATE YEAR AT TIME OF WITHDRAWAL

GUARANTEE PERIOD    1     2     3     4     5     6     7     8     9     10
----------------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
      1 Year       0%
      2 Year       0%    0%
      3 Year       7%    7%    6%
      4 Year       7%    7%    6%    6%
      5 Year       7%    7%    6%    6%    5%
      6 Year       7%    7%    6%    6%    5%    5%
      7 Year       7%    7%    6%    6%    5%    5%    4%
      8 Year       7%    7%    6%    6%    5%    5%    4%    3%
      9 Year       7%    7%    6%    6%    5%    5%    4%    3%    2%
     10 Year       7%    7%    6%    6%    5%    5%    4%    3%    2%     1%

APPLICABLE TO ACCOUNT VALUE DURING ANY SUBSEQUENT GUARANTEE PERIOD:

  NUMBER OF COMPLETE YEARS SINCE THE COMMENCEMENT OF THE SUBSEQUENT GUARANTEE
                        PERIOD AT THE TIME OF WITHDRAWAL

GUARANTEE PERIOD    0     1     2     3     4     5     6     7     8     9
----------------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
      1 Year       0%
      2 Year       0%    0%
      3 Year       5%    5%    4%
      4 Year       5%    5%    4%    4%
      5 Year       5%    5%    4%    4%    3%
      6 Year       5%    5%    4%    4%    3%    3%
      7 Year       5%    5%    4%    4%    3%    3%    2%
      8 Year       5%    5%    4%    4%    3%    3%    2%    1%
      9 Year       5%    5%    4%    4%    3%    3%    2%    1%    0%
     10 Year       5%    5%    4%    4%    3%    3%    2%    1%    0%    0%

                         Appendix C: State Premium Taxes

Premium taxes vary according to the state and are subject to change. In many jurisdictions there is no tax at all. For current information, a tax advisor should be consulted.

                                                     TAX RATE
                                             ------------------------
                                             QUALIFIED   NONQUALIFIED
STATE                                        CONTRACTS     CONTRACTS
-----                                        ---------   ------------
CALIFORNIA ...............................     0.50%         2.35%
MAINE ....................................     0.00%         2.00%
NEVADA ...................................     0.00%         3.50%
PUERTO RICO ..............................     1.00%         1.00%
SOUTH DAKOTA* ............................     0.00%         1.25%
WEST VIRGINIA ............................     1.00%         1.00%
WYOMING ..................................     0.00%         1.00%

* Premium tax paid upon receipt of premium (no tax at annuitization if tax paid on premium at issue)

                                    VERSION B
                              (JH Liberty Annuity)

                                  Filed Pursuant to Rule 424(b)(3)
                                  Registration Nos. 333-159101 and 333-159101-01








                                              Prospectus dated September 2, 2009


                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)





                                   JH LIBERTY


               SINGLE PAYMENT MODIFIED GUARANTEE DEFERRED ANNUITY
                                NON-PARTICIPATING

                        MARKET VALUE ADJUSTMENT INTERESTS
                        Guaranteed as described herein by
                         MANULIFE FINANCIAL CORPORATION


This prospectus describes JH LIBERTY, a single payment modified guarantee deferred annuity contract with market value adjustment interests ("Contract"). JH LIBERTY is issued and offered by JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) ("JOHN HANCOCK USA") in all jurisdictions except New York. Unless otherwise specified, "we," "us," "our," or "Company" refers to John Hancock USA. The prospectus also describes the subordinated guarantee by Manulife Financial Corporation ("MFC") of obligations of John Hancock USA under a Contract (the "MFC Subordinated Guarantee"). MFC is our parent company.


The prospectus describes both an individual deferred annuity contract and certificates issued under a group deferred annuity contract. We use the term "Contract" to describe both an individual contract and a certificate under a group contract that evidences a participating interest in the group contract.

The Contract is designed to provide retirement income pursuant to either nonqualified retirement plans or plans qualifying for special income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, "you" refers to the Owner of a Contract.

     -    You make a single Purchase Payment for the Contract.


          -    The minimum Purchase Payment is $10,000.


          - The maximum Purchase Payment (without our prior approval) is $1,000,000.

     - You may not make additional Purchase Payments for a Contract but may purchase additional Contracts at the then prevailing rates and terms.

     - You designate the guarantee period to which we allocate your Purchase Payment.

     - You select an Annuity Option available under your Contract or an alternate form of settlement acceptable to us.


PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE CONTRACT AND THE MFC SUBORDINATED GUARANTEE THAT A PROSPECTIVE PURCHASER SHOULD KNOW BEFORE INVESTING.


BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, THE CONTRACT OWNER BEARS THE INVESTMENT RISK THAT THE GUARANTEED INTEREST RATES OFFERED BY US AT THE TIME OF WITHDRAWAL OR THE START OF ANNUITY PAYMENTS MAY BE HIGHER THAN THE GUARANTEED INTEREST RATE APPLIED TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT YOU RECEIVE UPON WITHDRAWAL OR ANNUITIZATION MAY BE REDUCED BY THE MARKET VALUE ADJUSTMENT AND MAY BE LESS THAN YOUR ORIGINAL INVESTMENT IN THE CONTRACT. SEE "RISK FACTORS" ON PAGE 6 AND "ADJUSTMENTS AND CHARGES UPON WITHDRAWALS" ON PAGE 13 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS WITH, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR ANY AFFILIATE THEREOF, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.


THE MFC SUBORDINATED GUARANTEE DOES NOT RELIEVE THE COMPANY OF ANY OBLIGATIONS UNDER ITS CONTRACTS. THEREFORE, THE MFC SUBORDINATED GUARANTEE IS IN ADDITION TO ALL OF THE RIGHTS AND BENEFITS THAT THE CONTRACTS OTHERWISE PROVIDE.

YOU SHOULD BE AWARE THAT OWNING THESE SECURITIES MAY HAVE TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT MAY NOT DESCRIBE THESE TAX CONSEQUENCES FULLY. YOU SHOULD READ THE TAX DISCUSSION CONTAINED IN THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT.


YOUR ABILITY TO ENFORCE CIVIL LIABILITIES RELATED TO THE MFC SUBORDINATED GUARANTEE UNDER U.S. FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT MANULIFE FINANCIAL CORPORATION IS ORGANIZED UNDER THE LAWS OF CANADA, MOST OF ITS OFFICERS AND DIRECTORS AND SOME OF THE EXPERTS NAMED IN THIS PROSPECTUS ARE RESIDENTS OF CANADA, AND A SUBSTANTIAL PORTION OF ITS ASSETS ARE LOCATED OUTSIDE THE UNITED STATES.


YOU SHOULD RELY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ON THE OTHER INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED BY LAW. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT, AS THE CASE MAY BE.

THERE IS NO MARKET THROUGH WHICH THESE SECURITIES MAY BE SOLD AND PURCHASERS MAY NOT BE ABLE TO RESELL SECURITIES PURCHASED UNDER THIS PROSPECTUS.


                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)



ANNUITIES SERVICE CENTER    MAILING ADDRESS
164 Corporate Drive         Post Office Box 9505
Portsmouth, NH 03801-6815   Portsmouth, NH 03802-9505
(617) 663-3000 or           www.jhannuities.com
(800) 344-1029

                                Table Of Contents


ABOUT THIS PROSPECTUS ....................................................     1
I. GLOSSARY OF SPECIAL TERMS .............................................     2
II. OVERVIEW .............................................................     4
   DESCRIPTION OF THE CONTRACT ...........................................     4
   RISK FACTORS ..........................................................     6
III. DESCRIPTION OF THE CONTRACT .........................................     7
   ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT ............................     7
   ACCUMULATION PROVISIONS ...............................................     7
      Purchase Payment ...................................................     7
      Guarantee Periods and Rates ........................................     7
      Subsequent Guarantee Periods .......................................     8
      Withdrawals ........................................................     8
      Special Withdrawal Services - The Systematic Withdrawal Program ....     9
      Telephone and Electronic Transactions ..............................     9
      Death Benefit Before Maturity Date .................................     9
   ANNUITY PROVISIONS ....................................................    10
      General ............................................................    10
      Annuity Options ....................................................    10
      Death Benefit on or After Maturity Date ............................    11
   OTHER CONTRACT PROVISIONS .............................................    11
      Fifteen Day Right to Review ........................................    11
      Ownership ..........................................................    11
      Beneficiary ........................................................    12
      Annuitant ..........................................................    12
      Modification .......................................................    12
      Code Section 72(s) .................................................    12
      Our Approval .......................................................    12
      Discontinuance of New Owners .......................................    12
      Misstatement and Proof of Age, Sex or Survival .....................    12
      Non-participating ..................................................    12
IV. CHARGES, DEDUCTIONS AND ADJUSTMENTS ..................................    13
   ADJUSTMENTS AND CHARGES UPON WITHDRAWALS ..............................    13
      Free Withdrawal Amount .............................................    13
      Market Value Adjustment Factor .....................................    13
      Withdrawal Charge ..................................................    14
      Waiver of Applicable Withdrawal Charge and MVA
         - Confinement to Nursing Home ...................................    15
      Impact of Market Value Adjustment and Withdrawal Charge ............    16
   OTHER CHARGES AND DEDUCTIONS ..........................................    17
      Taxes ..............................................................    17
      Administration Fee .................................................    18
V. GENERAL INFORMATION ABOUT US ..........................................    19
   THE COMPANY ...........................................................    19
   MVA SEPARATE ACCOUNT ..................................................    19
   DISTRIBUTION OF THE CONTRACT ..........................................    20
VI. THE SUBORDINATED GUARANTEE ...........................................    21
   DESCRIPTION OF MANULIFE FINANCIAL CORPORATION .........................    21
   DESCRIPTION OF THE MFC SUBORDINATED GUARANTEE .........................    21
   WHERE YOU CAN FIND MORE INFORMATION ...................................    22
   ENFORCEMENT OF JUDGMENTS ..............................................    23
VII. FEDERAL TAX MATTERS .................................................    25
   INTRODUCTION ..........................................................    25
      Our Tax Status .....................................................    25
      Taxation of Annuities in General ...................................    25
   QUALIFIED RETIREMENT PLANS ............................................    27
      In General .........................................................    27
   QUALIFIED PLAN TYPES ..................................................    28
      Direct Rollover Rules ..............................................    29
      Federal Income Tax Withholding .....................................    30
VIII. GENERAL MATTERS ....................................................    31
   CONFIRMATION STATEMENTS ...............................................    31
   LEGAL PROCEEDINGS .....................................................    31
   LEGAL OPINIONS ........................................................    31
   EXPERTS ...............................................................    31
   NOTICES AND REPORTS TO CONTRACT OWNERS ................................    31
   CONTRACT OWNER INQUIRIES ..............................................    31
APPENDIX A: EXAMPLE OF MARKET VALUE ADJUSTMENT CALCULATION ...............   A-1
APPENDIX B: WITHDRAWAL CHARGE SCHEDULE ...................................   B-1
APPENDIX C: STATE PREMIUM TAXES ..........................................   C-1

                              About This Prospectus

This prospectus describes both individual deferred annuity contracts and Certificates issued under group deferred annuity contracts. We use the term "Contract" to describe both an individual contract and a Certificate under a group contract that evidences a participating interest in that group contract.

In this prospectus, unless otherwise specified or the context otherwise requires, references to "MFC" refer to Manulife Financial Corporation. Unless otherwise specified, all dollar amounts contained in this prospectus are expressed in U.S. dollars, and references to "dollars" or "$" are to U.S. dollars and all references to "Cdn$" are to Canadian dollars. Unless otherwise specified, MFC financial information included and incorporated by reference in this prospectus is prepared using generally accepted accounting principles in Canada, which we refer to as "Canadian GAAP."


John Hancock USA filed this prospectus as part of a joint registration statement with MFC relating to the Contracts that it issues and a subordinated guarantee that MFC issues. This prospectus, together with the documents incorporated by reference herein, describes information about both the Contracts and the subordinated guarantee. Under the registration statements filed with the U.S. Securities and Exchange Commission ("SEC"), John Hancock USA may, from time to time, sell the Contracts described in this prospectus.


Before you invest, you should read this prospectus together with the additional information described under the heading "Where You Can Find More Information." This prospectus does not contain all of the information contained in the registration statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statements and the exhibits to the registration statements for further information with respect to us and the Contracts.


MFC prepares its consolidated financial statements in accordance with Canadian GAAP, which differs from generally accepted accounting principles in the United States, which we refer to as "U.S. GAAP." Although MFC reconciles its consolidated financial statements to U.S. GAAP to the extent required by applicable SEC rules and guidelines, MFC's consolidated financial statements incorporated by reference in this prospectus and in the documents incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to note 22 to MFC's annual audited consolidated financial statements as at and for the year ended December 31, 2008 on Form 40-F/A filed on May 8, 2009 and to note 23 to MFC's annual audited consolidated financial statements as at and for the year ended December 31, 2007 on Form 40-F/A filed on May 8, 2009 for a discussion of the principal differences between MFC's financial results calculated under Canadian GAAP and under U.S. GAAP. MFC's financial statements include a footnote containing condensed consolidating financial information with separate columns for MFC, John Hancock USA and other subsidiaries of MFC, together with consolidating adjustments.


John Hancock USA has been a subsidiary of MFC for financial reporting purposes since September, 1999 and, as a consequence, John Hancock USA has been, and will continue to be, included in the consolidated financial statements of MFC in reports filed by MFC with the SEC since that date.

                          I. Glossary Of Special Terms

ACCOUNT VALUE: The amount we hold under the Contract for you at any given time. On the Contract Date, the Account Value is equal to the Net Purchase Payment.

ANNUITANT: Any individual person or persons whose life is used to determine the duration of Annuity Payments involving life contingencies. The Annuitant is as designated on the specifications page of the Contract, unless changed prior to the Maturity Date.

ANNUITY OPTION: The method selected by you for Annuity Payments made by us.

ANNUITY PAYMENT(S): Payment(s) by us to you or your Payee, which commence on or after the Maturity Date and are in accordance with the Annuity Option elected under the terms of the Contract.

ANNUITIES SERVICE CENTER: Any office designated by us for the receipt of Payment and processing of Owner requests.

BENEFICIARY: The person, persons or entity to whom certain benefits are payable following the death of an Owner, or if the Owner is a non-natural person, following the death of an Annuitant.

CERTIFICATE: For a group contract, the documents we issued to each Owner which summarize the Owner's rights and benefits under the contract.

CONTINGENT BENEFICIARY: The person, persons or entity who becomes the Beneficiary if the Beneficiary is not alive when a benefit is due and payable.

CONTRACT: For an individual contract, the individual annuity Contract. For a group contract, the Certificate evidencing a participating interest in the group annuity Contract. Any reference in this prospectus to "Contract" shall, in the case of a group contract, refer to the Certificates unless the context otherwise requires the underlying group annuity contract.

CONTRACT ANNIVERSARY: For an individual Contract, the anniversary of the Contract beginning twelve consecutive months from the Contract Date and each year thereafter. For a Contract issued under a group contract in the form of a Certificate, the anniversary of the date we issued the Certificate.

CONTRACT DATE: In the case of an individual Contract, the date we issue the Contract as designated on the Contract specifications page. In the case of a Contract issued under a group contract in the form of a Certificate, the effective date of participation under the group contract as designated in the Certificate specifications page.

CONTRACT YEAR: The period of time measured twelve consecutive months from the Contract Date, or any Contract Anniversary thereafter.

CODE: The Internal Revenue Code of 1986, as amended.

DUE PROOF OF DEATH: We require Due Proof of Death upon the death of the Owner or Annuitant, as applicable. We must receive one of the following at our Annuities Service Center:

     (a)  a certified copy of a death certificate;

     (b) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     (c)  any other proof satisfactory to us.

FIXED ANNUITY: An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.


GENERAL ACCOUNT: All of John Hancock USA's assets other than the assets in segregated asset accounts which are maintained as "insulated" separate accounts under applicable law.


GROUP HOLDER: In the case of a group annuity contract, the person, persons or entity to whom we issue the group contract.

GROSS WITHDRAWAL AMOUNT: The amount deducted from the Account Value for a full or partial withdrawal. For a full withdrawal, such amount is the Account Value. For a partial withdrawal, it is the amount you request plus any applicable withdrawal charge, adjusted by any applicable Market Value Adjustment.

INITIAL GUARANTEE PERIOD: The period of time beginning on the Contract Date that the initial guaranteed interest rate is in effect. The Initial Guarantee Period continues for the period shown on the specifications page of the Contract.

INITIAL GUARANTEED INTEREST RATE: The compound annual rate, shown on the specifications page of the Contract, credited to the Account Value during the Initial Guarantee Period under the terms of the Contract.

MARKET VALUE ADJUSTMENT: An adjustment we make to amounts that are withdrawn or annuitized on any date other than during the period 30 days after the expiration of the guarantee period. It may increase or decrease the amount available for withdrawal or annuitization.

MATURITY DATE: The date on which annuity benefits are scheduled to commence. It is the date specified on the Contract specifications page, unless changed.

MVA SEPARATE ACCOUNT: A non-registered separate account that we established within the General Account and in which we hold reserves for our guarantees under the Contract. Our other General Account assets are also available to meet the guarantees under the Contract and our other general obligations. The assets of the MVA Separate Account are subject to the liabilities that arise out of the other business that we conduct.

NET PURCHASE PAYMENT: The Purchase Payment less the amount of premium tax, if any, deducted from the Payment.

NONQUALIFIED CONTRACTS: Contracts which are not issued under Qualified Plans.

OWNER OR CONTRACT OWNER: In the case of an individual Contract, the person, persons or entity entitled to the ownership rights under the Contract. In the case of a Contract issued under a group contract in the form of a Certificate, the person, persons or entity named in the Certificate who is entitled to all of the ownership rights under the group contract not expressly reserved to the group contract holder. The Owner is as designated on the Contract, unless changed.

PAYEE: Any of the person(s) or entity to whom Annuity Payments are to be made.

PAYMENT OR PURCHASE PAYMENT: An amount paid by a Contract Owner to us as consideration for the benefits provided by the Contract.

QUALIFIED CONTRACTS: Contracts issued under Qualified Plans.

QUALIFIED PLANS: Retirement plans which receive favorable tax treatment under
Section 401, 403, 408 or 457 of the Code.

SUBSEQUENT GUARANTEE PERIOD: A period of time beginning on the day following expiry of the immediately preceding guarantee period.

                                  II. Overview

DESCRIPTION OF THE CONTRACT

THE CONTRACT. The Contract is a single payment modified guarantee deferred annuity contract with market value adjustment interests. It provides for the accumulation of the Account Value and the payment of annuity benefits on a fixed basis.

Under the Contract, you make a Purchase Payment to us, and we credit interest for a period of time known as the guarantee period. At the end of each guarantee period, you can choose:

     -    to start a subsequent guarantee period (up to a maximum Maturity
          Date),

     -    to start annuity benefit payments, or

     -    to receive your Account Value.

(We may assess a withdrawal charge and make a Market Value Adjustment to your Account Value if you make any of these elections outside of a 30-day period at the end of a guarantee period.)

EXAMPLE:

The following example illustrates how a Contract can work. It assumes that you are 55 when you purchase the Contract, you do not take withdrawals, and we make 5 year guarantee periods available until you are 70:

Age 55 - You purchase a Contract


     Age 60 - You renew for a subsequent 6 Year Guarantee Period at the then-current guaranteed rate



     Age 66 - You renew for a Subsequent 5 Year Guarantee Period at the then-current guaranteed rate



Age 71 - You elect to begin annuity benefit payments


This prospectus describes both individual deferred annuity contracts and participating interests in group deferred annuity contracts. For information on eligible groups, see "Eligible Groups For Group Annuity Contract."

     - Participation in a group contract will be separately accounted for by the issuance of a Certificate evidencing the Owner's interest under the Contract.

     - Ownership of an individual Contract will be evidenced by the issuance of an individual annuity Contract.

In this prospectus, we refer to both the Certificate and the individual annuity Contract as the "Contract."

RETIREMENT PLANS. We may issue the Contract pursuant to either nonqualified retirement plans or plans qualifying for special income tax treatment under the Code. Qualified plans include individual retirement accounts and annuities (including Roth IRAs), pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans (see "VII. Federal Tax Matters - Qualified Retirement Plans"). If you are considering purchasing a Contract for use in connection with a qualified plan, you should consider, in evaluating the suitability of the Contract, that it allows only a single Purchase Payment in a minimum amount stated on the first page of this prospectus.

PURCHASE PAYMENTS. You make your Purchase Payment to us at our Annuities Service Center. The minimum and maximum Purchase Payments are stated on the first page of this prospectus. We allocate your Purchase Payment to the guarantee period which you designate.

While we will not accept additional Purchase Payments for a Contract, you may purchase additional Contracts at the then prevailing rates and terms.

Prior to the Maturity Date and at our option, we may cancel a Contract if the Account Value is less than $5,000. This cancellation privilege may vary in certain states to comply with the requirements of their insurance laws and regulations (see "Purchase

Payment"). If we cancel your Contract, we will not apply a Market Value Adjustment factor or withdrawal charges (see "IV. Charges, Deductions and Adjustments").


GUARANTEE PERIODS. When you purchase a Contract, you must elect one, and only one, Initial Guarantee Period. We may offer up to ten different guarantee periods under the Contract: one year through ten years, for you to choose, but we do not make all of these guarantee periods available at all times or through all authorized distributors of the Contracts. Similarly, at the end of a guarantee period, you may elect a Subsequent Guarantee Period from among those we make available at the time. We may offer additional guarantee periods for any yearly period from one to twenty years (see "Guarantee Periods"), but provide no assurance that we will continue to offer a guarantee period within this range. We do not expect to offer guarantee periods of over ten years.


GUARANTEE RATES. We determine from time-to-time the interest rates that we will guarantee for Initial and Subsequent Guarantee Periods. The guaranteed interest rate will in no event be less than the minimum rate required by applicable law. WE, IN OUR SOLE DISCRETION, DETERMINE THE GUARANTEED INTEREST RATES, WHICH WILL NEVER BE LESS THAN 1% OR, IF GREATER, THE NON-FORFEITURE INTEREST RATE REQUIRED IN THE STATE WE ISSUE YOUR CONTRACT. We guarantee the interest rate for the duration of the guarantee period and may not change it.


SUBSEQUENT GUARANTEE PERIODS. At the end of a guarantee period, you may choose a new guarantee period from any of the then existing guarantee period options, at the then current interest rates (see "Subsequent Guarantee Periods").

WITHDRAWALS. Before the earlier of the Maturity Date or the death of a Contract Owner, you may withdraw all or a portion of your Account Value.

     - You must withdraw an amount at least equal to $1,000, the minimum specified in the Contract.

     - If a partial withdrawal (plus any applicable withdrawal charge and after giving effect to any Market Value Adjustment) reduces the Account Value to less than $5,000, the minimum specified in the Contract, we may treat the partial withdrawal as a total withdrawal.


FEES. Withdrawal Charges. If you make a withdrawal from the Contract before the Maturity Date, we may assess a withdrawal charge (contingent deferred sales charge) against amounts withdrawn (which will never be more than 7% of your Account Value) and Market Value Adjustment. There is never a withdrawal charge with respect to certain free withdrawal amounts. The amount of the withdrawal charge and when it is assessed are discussed under "Adjustments And Charges Upon Withdrawals" and Appendix B "Withdrawal Charge Schedule." A withdrawal may be subject to income tax and a 10% penalty tax (see "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion).



Market Value Adjustment. We will adjust any amount withdrawn or annuitized prior to the end of either the Initial Guarantee Period or a Subsequent Guarantee Period by the Market Value Adjustment factor described under "Adjustments And Charges Upon Withdrawals" and Appendix A "Example Of Market Value Adjustment Calculation." (Please see "IV. Charges, Deductions and Adjustments" for certain exceptions when we will not apply a Market Value Adjustment.)


Administration Fee. To compensate us for assuming certain administrative expenses, we reserve the right to charge an annual administration fee, which will never exceed $50.00. If imposed, the fee will be detailed on your Contract's specifications page.

STATE PREMIUM TAXES. State premium taxes may also apply to your Contract, which currently range from 0.50% to 3.50% of each Purchase Payment (see Appendix C "State Premium Taxes").




CONFIRMATION STATEMENTS. We will send you confirmation statements for certain transactions in your account. You should carefully review these statements to verify their accuracy and should report any mistake immediately to our Annuities Service Center. If you fail to report any mistake to the Annuities Service Center within 60 days of the mailing of the confirmation statement, you will be deemed to have ratified the transaction.

TELEPHONE AND ELECTRONIC TRANSACTIONS. You may request withdrawals by telephone. We may also permit you to access information and perform some electronic transactions through our website (see "Telephone And Electronic Transactions").

DEATH BENEFITS. We will pay the death benefit to the Beneficiary if any Contract Owner dies before the Maturity Date. The death benefit equals the Account Value. If there is a surviving Contract Owner, that Contract Owner will be deemed to be the Beneficiary. No death benefit is payable on the death of any Annuitant, except that if any Contract Owner is not a natural person, we will treat the death of any Annuitant as the death of an Owner.

We will determine the death benefit as of the date we receive written notice and proof of death (Due Proof of Death) and all required claim forms at our Annuities Service Center.

ANNUITY PAYMENTS. We offer a variety of Fixed Annuities. Periodic Annuity Payments will begin on the Maturity Date. You select the Maturity Date, frequency of payment and Annuity Option (see "Annuity Provisions").

FIFTEEN DAY REVIEW. Within 15 days (or other time period as required by applicable state insurance law) of your receipt of a Contract, you may cancel the Contract by returning it to us or our agent (see "Fifteen Day Right To Review"). Within seven days after we receive the returned Contract, we will pay the Owner an amount equal to the Account Value (adjusted by any Market Value Adjustment), or if the Contract is issued as an individual retirement annuity under Section 408 or Section 408A of the Code or as otherwise required by applicable law, the Payment made for the Contract, if greater.

TAX DEFERRAL. The status of the Contract as an annuity generally allows all earnings under the Contract to be tax-deferred until withdrawn or until Annuity Payments begin (see "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion). In most cases, no income tax will have to be paid on your earnings under the Contract until these earnings are paid out. This tax-deferred treatment may be beneficial to you in building assets in a long-term investment program. WHEN YOU PURCHASE A CONTRACT FOR ANY TAX-QUALIFIED RETIREMENT PLAN, INCLUDING AN IRA, THE CONTRACT DOES NOT PROVIDE ANY ADDITIONAL TAX DEFERRED TREATMENT OF EARNINGS BEYOND THE TREATMENT PROVIDED BY THE PLAN. CONSEQUENTLY, YOU SHOULD PURCHASE A CONTRACT FOR AN IRA ONLY ON THE BASIS OF OTHER BENEFITS OFFERED BY THE CONTRACT. THESE BENEFITS MAY INCLUDE LIFETIME INCOME PAYMENTS, PROTECTION THROUGH LIVING AND DEATH BENEFITS, AND GUARANTEED FEES.

RISK FACTORS

There are various risks associated with an investment in the Contract that we summarize below.


ISSUER/GUARANTOR RISK. Your Contract is issued by John Hancock USA and thus is backed by the Company's financial strength. If the Company were to experience significant financial adversity, it is possible that the Company's ability to pay interest and principal under the Contract could be impaired. The guarantee periods are subject to a subordinated guarantee by MFC. If MFC were to experience significant financial adversity, it is possible that MFC's ability to carry out its obligations under the guarantee could be impaired.



MARKET VALUE ADJUSTMENT RISK. If you choose to withdraw your money or annuitize on any date other than the period 30 days after the expiration of the guarantee period, and interest rates have risen above their level when you selected your guarantee period, you will experience a negative Market Value Adjustment. You do not participate directly in the investment experience of the assets that the Company holds to support the Contract. Nonetheless, the Market Value Adjustment formula (which is discussed below under the caption "Market Value Adjustment" and in Appendix A to this prospectus) reflects the effect that prevailing interest rates have on those assets. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" Market Value Adjustment. When we impose this Market Value Adjustment, it could result in the loss of both the interest you have earned and a portion of your Purchase Payment. THE MARKET VALUE ADJUSTMENT, ALONE OR IN COMBINATION WITH THE APPLICABLE WITHDRAWAL CHARGES, COULD RESULT IN YOUR TOTAL WITHDRAWAL PROCEEDS BEING LESS THAN YOUR PURCHASE PAYMENT. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the Contract will perform better than another investment that you might have made.


RISKS RELATED TO THE WITHDRAWAL CHARGE. We may impose withdrawal charges that range as high as 7%. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.


RISKS RELATED TO THE MFC SUBORDINATED GUARANTEE. Your ability to enforce civil liabilities related to the MFC Subordinated Guarantee under U.S. federal securities laws may be affected adversely by the fact that Manulife Financial Corporation is organized under the laws of Canada, most of its officers and directors and some of the experts named in this prospectus are residents of Canada, and a substantial portion of its assets are located outside the United States.

                        III. Description Of The Contract

ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT

We may issue the group deferred annuity contract to fund plans qualifying for special income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"). Qualified Plans include individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans. If you are considering purchasing a Contract under a group contract for use in connection with a Qualified Plan, you should consider, in evaluating the suitability of the Contract, that it allows for only a single Purchase Payment in an amount of at least the amount stated on the first page of this prospectus (see "Qualified Retirement Plans"). The group deferred annuity contract is also designed for use with nonqualified retirement plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law.

An eligible member of a group to which a Contract has been issued may become an Owner under the Contract by submitting a completed application, if required by us, and a minimum Purchase Payment. We will issue a Certificate summarizing the rights and benefits of the Owner under the Contract to an applicant acceptable to us. We reserve the right to decline to issue a Certificate to any person in our sole discretion, which we will exercise in a non-discriminatory manner.

All rights and privileges under the Contract may be exercised by each Owner as to such Owner's interest unless expressly reserved to the Group Holder. However, provisions of any plan in connection with which we issue the Contract may restrict an Owner's ability to exercise such rights and privileges.

ACCUMULATION PROVISIONS

Purchase Payment

You make your Purchase Payment to us at our Annuities Service Center. The minimum Purchase Payment for a Contract is stated on the first page of this prospectus. The maximum Purchase Payment which you may make without our prior approval is also stated on the first page of this prospectus. We allocate the entire Purchase Payment to the guarantee period which you select. We will not accept additional Purchase Payments for a Contract. You may, however, purchase additional Contracts at the then prevailing rates and terms.


If your purchase is part of a tax-free exchange pursuant to Code Section 1035 (see "VII. Federal Tax Matters - Exchanges of Annuity Contracts" for a more detailed discussion) or a trustee-to-trustee transfer of Qualified Plan funds, the Purchase Payment may consist of multiple components that we might receive on different dates. If this occurs, your guarantee period shall commence on the date the first Purchase Payment component is received (within 60 days of the receipt of your application), and any subsequent component also received within 60 days of your application, shall be applied to the same guarantee period as the first component and interest shall accrue as of the date of receipt of each component. In the event a subsequent Purchase Payment component is not received by us within 60 days of the date of your application, we will seek your instructions to either return the subsequent Purchase Payment component to you or, if the subsequent Purchase Payment component is at least the amount stated on the first page of this prospectus, to establish a separate additional annuity Contract.


Prior to the Maturity Date, we may, at our option, cancel a Contract if the Account Value is less than $5,000. If we cancel the Contract, we will pay the amount that would be paid as a result of a total withdrawal, and we will not apply a Market Value Adjustment or assess withdrawal charges. This cancellation privilege may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. The amount paid may be treated as a withdrawal for federal tax purposes and thus may be subject to income tax and to a 10% penalty tax. (See "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion.)

Guarantee Periods and Rates


The Contract provides for the accumulation of interest on the Purchase Payment at a guaranteed annual rate for the duration of the Initial Guarantee Period. We may offer as many as ten guarantee periods, ranging from one year through ten years, in connection with the Contracts, but we may limit the number of guarantee periods we make available at any time, or through any authorized distributor of the Contracts. We may offer additional guarantee periods from time to time for additional durations of up to twenty years. Any additional guarantee periods may not be available through all authorized distributors of the Contracts. In no event will you be permitted to elect a Subsequent Guarantee Period longer than the shortest guarantee period ending on or after the maximum Maturity Date. We determine from time-to-time the interest rates that we will guarantee for Initial and Subsequent Guarantee Periods. The guaranteed interest rate will in no event be less than the minimum rate required by applicable law. We, in our sole discretion, determine the guaranteed interest rates, which will never be less than 1% or, if greater, the non-forfeiture interest rate required in the state we issue your Contract. We guarantee the interest rate for the duration of the guarantee period and may not change it. From time to time, we may offer customers of certain authorized distributors special Initial Guaranteed Interest Rates which are higher than the


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


Initial Guaranteed Interest Rate on Contracts offered through other authorized distributors. In consideration of these higher interest rates, we may reduce the rate of compensation payable to the authorized distributor of Contracts with special Initial Guaranteed Interest Rates. In addition, we may modify the Market Value Adjustment in these situations to reduce the extent of the adjustment that would normally apply.


Subsequent Guarantee Periods

At the end of a guarantee period, you may choose a Subsequent Guarantee Period from any of the guarantee periods that we are then offering at the then current interest rate, all without the imposition of any charge. If you elect a Subsequent Guarantee Period that extends beyond the Maturity Date, your Maturity Date will be extended to the last day of that Subsequent Guarantee Period. In no event will you be permitted to elect a Subsequent Guarantee Period longer than the shortest guarantee period ending on or after the maximum Maturity Date.

You will have a period of 30 days commencing with the expiration of a guarantee period to elect in writing a Subsequent Guarantee Period from among those that are available. At least 15 days, but not more than 45 days prior to that period, we will provide you with written notice of the expiry of the guarantee period. IF YOU DO NOT ELECT A SUBSEQUENT GUARANTEE PERIOD WITHIN THE REQUIRED PERIOD, A SUBSEQUENT GUARANTEE PERIOD OF ONE YEAR WILL COMMENCE. IF A ONE YEAR GUARANTEE PERIOD IS NOT THEN AVAILABLE, WE WILL SELECT THE NEXT SHORTEST GUARANTEE PERIOD AVAILABLE. The effective date of the Subsequent Guarantee Period will be the first day following the expiry of the immediately preceding guarantee period. Your Account Value will not be subject to any Market Value Adjustment at the time it is applied to a Subsequent Guarantee Period pursuant to this provision.

Withdrawals

Prior to the earlier of the Maturity Date or the death of a Contract Owner, you may withdraw all or a portion of your Account Value by written request, complete with all necessary information, to our Annuities Service Center. For certain qualified Contracts, the Code and regulations promulgated by the Internal Revenue Service ("IRS") may require the consent of a Qualified Plan participant's spouse to an exercise of the withdrawal right. (See "Adjustments And Charges Upon Withdrawals.")

Under our current administrative practices for partial withdrawals, we will permit you to specify whether the amount you request is to be treated as a "gross" withdrawal amount or a "net" withdrawal amount. If you request a "gross" amount, we will reduce the Account Value of your Contract by the amount requested, apply any applicable withdrawal charges and adjustments to the amount withdrawn from your Account Value and pay you the difference. Because we impose charges upon a withdrawal, the amount you receive is likely to be less than the "gross" amount you requested. Application of a Market Value Adjustment will further decrease the amount you receive, if the adjustment is negative, and will increase the amount you receive or your remaining Account Value, if the adjustment is positive. (See "Adjustments And Charges Upon Withdrawals.")

If you request a "net" amount, and you have sufficient Account Value, we will reduce your Account Value by the gross amount necessary to cover any applicable withdrawal charges and adjustments and leave a balance for payment to you of the "net" amount requested. (We may, however, be required to reduce the amount payable because of tax withholding requirements. Please read "VII. Federal Tax Matters" for more information.) The amount you receive as a result of a "net" request may be less than the amount of reduction of your Account Value.

If you do not specify if you want a "gross" amount or a "net" amount, we will process your partial withdrawal request as a request for a "gross" amount. We also may change our current administrative practices and discontinue processing "net" requests at any time.

There is no limit on the frequency of partial withdrawals. However, the amount withdrawn from your Account Value must be at least equal to $1,000, the minimum amount specified in the Contract, or, if less, the entire Account Value. If a partial withdrawal plus any applicable withdrawal charge, after giving effect to any applicable Market Value Adjustment (see "IV. Charges, Deductions and Adjustments" for instances when a Market Value Adjustment would not apply), would reduce the Account Value to less than $5,000, the minimum specified in the Contract, we may treat the partial withdrawal as a total withdrawal of the Account Value.

We treat all requests for a total withdrawal of the Account Value as a request to surrender your Contract for a "gross" amount. As a result:

     - you may receive less than the amount requested because of the imposition of contract charges, including any applicable administrative fee, and a Market Value Adjustment; and

     - we will cancel your Contract as of the date we receive the request at our Annuities Service Center.

We may defer the payment of a full or partial withdrawal for not more than six months (or the period permitted by applicable state law if shorter) from the date we receive the withdrawal request. If we defer payments for more than 30 days, we will credit the amount deferred with interest at a rate not less the minimum required by applicable law.


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

WITHDRAWALS ARE SUBJECT TO CONTRACT CHARGES AND MARKET VALUE ADJUSTMENTS (SEE "ADJUSTMENTS AND CHARGES UPON WITHDRAWALS"). WITHDRAWALS FROM THE CONTRACT ALSO MAY BE SUBJECT TO INCOME TAX AND A 10% PENALTY TAX. WITHDRAWALS ARE PERMITTED FROM CONTRACTS ISSUED IN CONNECTION WITH SECTION 403(b) QUALIFIED PLANS ONLY UNDER LIMITED CIRCUMSTANCES (SEE "VII. FEDERAL TAX MATTERS").

Special Withdrawal Services - The Systematic Withdrawal Program

We administer a Systematic Withdrawal Program ("SWP") which permits you to pre-authorize a periodic withdrawal of a specified amount of Account Value. We apply a Market Value Adjustment factor and assess withdrawal charges if a SWP withdrawal exceeds the free withdrawal amount (see "Free Withdrawal Amount" in "IV. Charges, Deductions and Adjustments"). SWP withdrawals, like other withdrawals, may be subject to income tax and a 10% IRS penalty tax. If you are interested in a SWP, you may obtain a separate authorization form and full information concerning the program and its restrictions from your registered representative or our Annuities Service Center. There is no charge for participation in the SWP program.

We may modify or suspend the SWP program at any time. If we do, existing systematic withdrawal payments will not be affected.

Telephone and Electronic Transactions

You may request withdrawals by telephone if you elect that option on an appropriate authorization form provided by us. We will not be liable for following telephone instructions that we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine; such procedures include asking you, upon telephoning a request, to provide certain identifying information. We may be liable for any losses due to unauthorized or fraudulent instructions only where we fail to employ our procedures properly. For your and our protection, we will tape record all such conversations. All telephone transactions will be followed by a confirmation statement of the transaction.

We reserve the right to impose maximum withdrawal amounts and other procedural requirements related to data security and identity verification in connection with the telephone withdrawal privilege.

From time to time, we may also permit you to access information and perform some electronic transactions (other than withdrawals) through our website. If we do, we will require you to create an account with a username and password, and to maintain a valid e-mail address. You will be responsible for keeping your password confidential and notifying us of any loss or theft of your password or any unauthorized use of your password.

Death Benefit Before Maturity Date

If any Owner dies prior to the Maturity Date (or date Annuity Payments begin, if earlier) the death benefit will be equal to the Account Value, as of the date on which written notice and proof of death (Due Proof of Death) and all required claim forms are received in good order at our Annuities Service Center.

On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is a non-natural person, the death of an Annuitant is treated as the death of an Owner.

If the co-Owner predeceases the Owner, the Owner will be treated as the Beneficiary.

The Beneficiary may continue the Contract as the Owner, subject to the requirements of Section 72(s) of the Code. If the Contract cannot continue under
Section 72(s), or if the Beneficiary elects not to continue the Contract, the death benefit will be distributed:

     (i)   as an Annuity Option as described in the Contract; or

     (ii) over the life of the Beneficiary, or over a period not to extend beyond the life expectancy of the Beneficiary, with such distributions beginning within one year from the date of the Owner's death; or

     (iii) within five (5) years of the Owner's death; or

     (iv)  in one lump sum.

Withdrawal Charges will be waived on any withdrawals under (ii), (iii) or (iv). If the Beneficiary dies before distributions under (ii) or (iii) are complete, the remaining death benefit must be distributed in a lump sum immediately. If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

The Contract will terminate if the death benefit is taken in one sum.

If the Beneficiary decides to continue the Contract as the Owner, subject to
Section 72(s), the new Owner must carry out the current guarantee period and thereafter, applicable Market Value Adjustments will apply to amounts withdrawn as described under the Contract. Such amounts may be adjusted upward or downward by the application of a Market Value Adjustment factor. Subject to the rights of an irrevocable Beneficiary, the new Owner in such instance may name a new Beneficiary and, if no Beneficiary is so named, the decedent Beneficiary's estate will be the Beneficiary. If the Contract is held as part of a Qualified Plan, the terms of your Qualified Plan endorsement form will control.

We will permit the Owner to limit the death benefit option(s) to be offered to any named Beneficiary, if the Owner provides notice in writing to the Company prior to death and the desired option(s) is one provided for in the Contract.

ANNUITY PROVISIONS

General

You may apply the proceeds of the Contract payable on death or annuitization to the Annuity Options described below, subject to the distribution of death benefit provisions (see "Accumulation Provisions - Death Benefit Before Maturity Date").

Generally, annuity benefits under the Contract will begin on the Maturity Date (the "Annuitization"). The Maturity Date is the date specified on the Contract specifications page, unless changed. If no date is specified, the Maturity Date is the maximum Maturity Date. The maximum Maturity Date is the first day of the month following the 95th birthday of the Annuitant. You may specify a different Maturity Date at any time by written request at least one month before both the previously specified and the new Maturity Date. Without our consent, the new Maturity Date may not be later than the maximum Maturity Date. The occurrence or scheduled occurrence of Maturity Dates when the Annuitant is at an advanced age, e.g., past age 85, may in some circumstances have adverse income tax consequences (see "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion). Distributions from qualified Contracts may be required before the Maturity Date.

You may select the frequency of Annuity Payments. However, if the Account Value at the Maturity Date is such that a monthly payment would be less than our minimum then in effect, we may make a single payment in one lump sum adjusted by any Market Value Adjustment, if applicable, to the Annuitant or Payee on the Maturity Date.

Annuity Options

Annuity benefits are available under the Contract on a fixed basis. When you purchase a Contract, and on or before the Maturity Date, you may select one of the Annuity Options described below or choose an alternate form of settlement acceptable to us. If you do not select an Annuity Option, we will provide as a default option that Annuity Payments be made for a period certain of ten years and continue thereafter during the lifetime of the Annuitant. IRS regulations may preclude the availability of certain Annuity Options in connection with certain qualified Contracts. After the Maturity Date, the Annuitant or Annuity Option selected may not be changed.

We guarantee the following Annuity Options in the Contract.

     - Option (a): Non-Refund Life Annuity. We will make Annuity Payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant. Since we do not guarantee that any minimum number of payments will be made, an Annuitant may receive only one payment if the Annuitant dies prior to the date the second payment is due.

     - Option (b): Life Annuity with Payments Guaranteed for 5, 10 or 20 Years. We will make Annuity Payments for the guaranteed period elected and continuing thereafter during the lifetime of the Annuitant. Since we guarantee payments for the period elected, we will make Annuity Payments to the end of such period even if the Annuitant dies prior to the end of the period.

     -    Option (c): A Single Sum.

In addition to the foregoing Annuity Options which we are contractually obligated to offer at all times, we may offer other Annuity Options in the future.

Only an Account Value of $5,000 or more may be applied to one of the Annuity Options offered. If the amount of the first Annuity Payment would be less that our minimum requirements then in effect, we may make a single payment, adjusted by any Market Value Adjustment, if applicable, on the date the first payment is payable. This single payment is in place of all other benefits provided by the Contract.

Death Benefit on or After Maturity Date

If you have selected an Annuity Option providing for payments for a guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary. We will make any remaining payments at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

OTHER CONTRACT PROVISIONS

Fifteen Day Right to Review

You may cancel the Contract by returning it to our Annuities Service Center or agent within fifteen days after receipt of the Contract. Within seven days after we receive the returned Contract, we will pay the Owner an amount equal to the Account Value (adjusted by any Market Value Adjustment), or if the Contract is issued as an individual retirement annuity under Section 408 or Section 408A of the Code or as otherwise required by applicable law, the Payment made for the Contract, if greater.

We do not impose any withdrawal charge upon return of the Contract within the fifteen day right to review period. Upon cancellation, we will return to you either the current Account Value or your full Purchase Payment, as required by state insurance laws and regulations. The right to review period may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states.

Ownership

In the case of an individual annuity Contract, the Contract Owner is the person entitled to exercise all rights under the Contract. In the case of a group annuity Contract, the group annuity Contract is owned by the Group Holder; however, all Contract rights and privileges not expressly reserved to the Group Holder may be exercised by each Certificate Owner as to such Owner's interest as specified in his or her Certificate. The Contract Owner is the person designated in the Contract specifications page or as subsequently named. If amounts become payable to any Beneficiary under the Contract, the Beneficiary is the Contract Owner.

In the case of Nonqualified Contracts, you may change the ownership of or collaterally assign the Contract at any time prior to the Maturity Date, subject to the rights of any irrevocable Beneficiary. Assigning a Contract, or changing the ownership of a Contract, may be treated as a distribution of the Account Value for federal tax purposes (see "VII. Federal Tax Matters" for possible qualifications and a more detailed discussion).

As the Owner of the Contract, you may have access to information for you or a member of your family that we may provide regarding elder care needs and questions and informational assistance that may help you identify various elder care service agencies available in your community.

You must make any request for a change of ownership or assignment in writing, and such a request is subject to our approval. If approved by us, any assignment and any change will be effective as of the date we receive your request at our Annuities Service Center. We assume no liability for any payments made or actions taken before we approve a change or accept an assignment and no responsibility for the validity or sufficiency of any assignment. If you make an absolute assignment, it will revoke the interest of any revocable Beneficiary.

In the case of qualified Contracts, ownership of the Contract generally may be transferred only by the trustee of an exempt employees' trust which is part of a retirement plan qualified under Section 401 of the Code or as otherwise permitted by applicable IRS regulations. Subject to the foregoing, a qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

Beneficiary

The Beneficiary is the person, persons or entity designated in the Contract specifications page or as subsequently named. However, if there is a surviving Contract Owner, that person will be treated as the Beneficiary. You may change the Beneficiary subject to the rights of any irrevocable Beneficiary. You must make any request for a change in writing. Such a request is subject to our approval and if approved by us, the change will be effective on the date the request is signed. We assume no liability for any payments made or actions taken before we approve the change. If no Beneficiary is living, the Contingent Beneficiary will be the Beneficiary. The interest of any Beneficiary is subject to that of any assignee. If no Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Contract Owner. In the case of certain Qualified Contracts, IRS regulations prescribe certain limitations on the designation of a Beneficiary.

Annuitant

The Annuitant is any natural person or persons to whom we will make Annuity Payments (unless you designate a different Payee) and whose life is used to determine the duration of Annuity Payments involving life contingencies. If you name more than one person as an Annuitant, the second person named will be referred to as "co-Annuitant." The Annuitant is as designated on the Contract specifications page or in the application, unless changed.

On the death of the Annuitant, the co-Annuitant, if living, becomes the Annuitant. If there is no living co-Annuitant, the Owner becomes the Annuitant. In the case of certain qualified Contracts, there are limitations on the ability to designate and change the Annuitant and the co-Annuitant.


You may change the Annuitant subject to the rights of any irrevocable Beneficiary. You must make any request for a change in writing. Such a request is subject to our approval and, if approved by us, the change will be effective as of the date we receive your request at our Annuities Service Center. The Annuitant may not be changed after the Maturity Date.


Modification

We will not change or modify the Contract without the consent of the Owner or Group Holder, as applicable, except to the extent necessary to conform to any applicable law or regulation or any ruling issued by a government agency. However, on 30 days notice to the Group Holder, we may change the withdrawal charges, administration fees, free withdrawal percentage, annuity purchase rate and the Market Value Adjustment as to any Certificates issued after the effective date of the modification.

Code Section 72(s)

We will interpret the provisions of the Contract so as to comply with the requirements of Section 72(s) of the Code.

Our Approval

We may accept or reject a Contract application in our sole discretion, which we will exercise in a non-discriminatory manner.

Discontinuance of New Owners

In the case of a group annuity Contract, we may, on 30 days notice to the Group Holder, limit or discontinue acceptance of new applications and the issuance of new Contracts to group members or participants.

Misstatement and Proof of Age, Sex or Survival

We may require proof of age, sex or survival of any person upon whose age, sex or survival an Annuity Payment depends. If the age or sex of the Annuitant has been misstated, the benefits will be those which the Annuity Payment would be provided for the correct age and sex. If we have made incorrect Annuity Payments, the amount of any underpayments will be paid immediately. The amount of any overpayment will be deducted from future Annuity Payments. We will uniformly charge or credit interest in accordance with state law, as applicable. The provisions of the Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Code.

Non-participating

Your Contract is non-participating and will not share in our profits or surplus earnings. We will pay no dividends on your Contract.

                     IV. Charges, Deductions and Adjustments

ADJUSTMENTS AND CHARGES UPON WITHDRAWALS

We may apply a Market Value Adjustment factor and assess withdrawal charges under the Contracts if you request a partial or full withdrawal of Account Value or annuitize any amount prior to the end of either the Initial Guarantee Period or a Subsequent Guarantee Period. We may also assess an administrative fee if you request a full withdrawal of Account Value or annuitize any amount prior to the end of these periods.

We will not apply a Market Value Adjustment factor or assess withdrawal charges:

     - if you request a withdrawal or annuitize any amount during the 30 day period after the expiration of any guarantee period. (We must receive your written request for withdrawal at the end of a guarantee period during the 30 day period following the end of that guarantee period.); or

     - if you request to withdraw or annuitize any available free withdrawal amount; or

     - if we cancel your Contract should you make withdrawals that bring your Account Value below $5,000 (However, if the Account Value at the Maturity Date is such that a monthly payment would be less than our minimum in effect, we may make a single payment in one lump sum adjusted by any Market Value Adjustment, if applicable, to the Annuitant or Payee on the Maturity Date.); or

     - if you should be confined to an eligible Nursing Home as described below in "Waiver of Withdrawal Charge and MVA - Confinement to Nursing Home" and request a total surrender of your Account Value; or


     - in connection with our payment of Contract proceeds following the death of the Owner or, if applicable, the Annuitant, except as described in "Accumulation Provisions - Death Benefit Before Maturity Date."


We will not apply withdrawal charges on distributions made from a one-year or a two-year subsequent guarantee period.

We provide information on the free withdrawal amount, Market Value Adjustment factor and withdrawal charges in the sections that follow. We next provide examples to illustrate how these impact "gross" and "net" requests to withdraw Account Value. We provide information on the administrative fee that we may impose under the Contracts in "Other Charges And Deductions."

Free Withdrawal Amount

We do not apply a Market Value Adjustment factor or assess withdrawal charges if your request does not exceed a free withdrawal amount. The free withdrawal amount is the greater of:

     a) the annual Required Minimum Distribution ("RMD") amount for Owners of Qualified Contracts (see "VII. Federal Tax Matters") who have attained age 70 1/2; or

     b) the amount of interest credited during the 12 months prior to the date of the request, less any Gross Withdrawal Amounts taken during the 12 month period prior to the date of the request.

Market Value Adjustment Factor

The Market Value Adjustment factor may decrease or increase the amount that we pay to you or apply to an Annuity Option. We determine the Market Value Adjustment factor by the following formula:


                            [1+i/1+j+k] (n/12) where:



     i = the guaranteed rate in effect for the current guarantee period
         (expressed as a decimal).



     j = the current rate (expressed as a decimal) in effect for durations equal to the time remaining in the current guarantee period. If the time remaining in the guarantee period is not a whole number of years, then the rate will be interpolated, based upon the number of months remaining, between the current rates offered from the closest durations. If not available, we will declare a rate solely for this purpose that is consistent with rates for durations that are currently available.



     k = the adjustment factor.

     n = the number of months from the date of withdrawal to the end of the current guarantee period. In the case of partial months, 'n' is rounded up to the next month.


The Market Value Adjustment reflects the relationship between the guaranteed interest rate in effect for your Contract at the time of a withdrawal or annuitization and the guaranteed interest rate we then make available for new guarantee periods equal to the remaining term of the guarantee period under your Contract. In general:

     - if the guaranteed interest rate in effect for your Contract is LOWER than our currently available guaranteed interest rate for a term equal to the remaining term of the guarantee period under your Contract, the Market Value Adjustment will REDUCE the amount withdrawn or annuitized or the balance of your Account Value; and

     - if the guaranteed interest rate in effect for your Contract is HIGHER than our currently available guaranteed interest rate for a term equal to the remaining term of the guarantee period under your Contract, the Market Value Adjustment will INCREASE the amount withdrawn or annuitized or the balance of your Account Value.

The greater the difference in these interest rates the greater the effect of the Market Value Adjustment. The Market Value Adjustment also has a greater effect when interest rates increase than when they decrease. As can be seen from the examples in Appendix A, the negative adjustment that results from a 1% increase in interest rates is higher in amount than the positive adjustment that results from a 1% decrease in interest rates.

The Market Value Adjustment is also affected by the amount of time remaining in the guarantee period. Generally, the longer the time remaining in the guarantee period, the greater the effect of the Market Value Adjustment on the amount withdrawn or annuitized. This is because the longer the time remaining in the guarantee period, the higher the compounding factor 'n' in the Market Value Adjustment factor.

The Market Value Adjustment, alone or in combination with applicable withdrawal charges, could result in your receiving total withdrawal proceeds of less than your Purchase Payment.

BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, YOU BEAR THE INVESTMENT RISK THAT THE CURRENT AVAILABLE GUARANTEED INTEREST RATE OFFERED BY US AT THE TIME OF WITHDRAWAL OR ANNUITIZATION MAY BE HIGHER THAN THE INITIAL OR SUBSEQUENT GUARANTEE INTEREST RATE APPLICABLE TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT YOU RECEIVE UPON A WITHDRAWAL OR ANNUITIZATION MAY BE SUBSTANTIALLY REDUCED.

For more information on the Market Value Adjustment, including examples of its calculation, see "Impact of Market Value Adjustment and Withdrawal Charge" and Appendix A.

Withdrawal Charge

Please see Appendix B for a schedule of withdrawal charges applicable to the Contracts we offer through this prospectus. A withdrawal charge will reduce the amount payable to you if you make a withdrawal from the Contract before the end of your chosen guarantee period.

We calculate the amount of the withdrawal charge by multiplying the Gross Withdrawal Amount, less any administration fee and free withdrawal amount, by the applicable withdrawal charge percentage obtained from the tables set forth in Appendix B. We use separate withdrawal charge percentages for Initial and Subsequent Guarantee periods. (Please read "Withdrawals" and Appendix B:
"Withdrawal Charge Schedules" for more information.)

We may subject withdrawals to a Market Value Adjustment in addition to the withdrawal charge described above (see "Market Value Adjustment Factor" and "Impact of Market Value Adjustment and Withdrawal Charge"). The Market Value Adjustment, alone or in combination with applicable withdrawal charges, could result in your receiving total withdrawal proceeds of less than your Purchase Payment.

Withdrawals may be subject to income tax to the extent of earnings under the Contract and, if made prior to age 59 1/2, may also be subject to a 10% IRS penalty tax (see "VII. Federal Tax Matters - Taxation of Partial and Full Withdrawals").

Waiver of Applicable Withdrawal Charge and MVA - Confinement to Nursing Home


(Not available in MA)



In states where approved, any applicable withdrawal charge and market value adjustment will be waived on a full or partial withdrawal prior to the Maturity Date if (1) beginning at least 30 days after the Contract Date a "triggering event" occurs and the Covered Person's attained age is less than 80 on the Contract Date. Triggering events are as follows:



     - A Covered Person being diagnosed with a first occurrence of any Covered Condition, subject to the Pre-existing Condition Limitation; or


     -    A Covered Person's confinement in a Nursing Home.

In order for a Covered Person to be considered confined in a Nursing Home, the following conditions must be met:

     a. a Covered Person was not confined to a Nursing Home within two years prior to the Effective Date of the Contract.

     b.   a Covered Person's confinement is for at least 90 consecutive days;

     c.   a Covered Person is receiving Nursing Care;

     d. such Nursing Care is based on a Physician's plan in accordance with accepted standards of medical practice, and is Medically Necessary;

     e. such Nursing Care is needed because of a Covered Person's inability to perform at least two of the Activities of Daily Living without Human Assistance because of either Physical Impairment or Cognitive Impairment; and

     f. such Nursing Care is received while the contract is in force, and is not assigned.

"Covered Person" means the Owner. "Covered Person" will mean the Annuitant if the Contract is owned by a Trust.

"Nursing Home" means a facility which meets both of the following requirements:

     - it is licensed and operated to provide Nursing Care for a charge (including room and board), according to the laws of the jurisdiction in which it is located;

     - has services performed by or under the continual, direct, and immediate supervision of a registered nurse, licensed practical nurse, or licensed vocational nurse, on-site twenty-four (24) hours per day.

A Nursing Home may be a freestanding facility or it may be a distinct part of a facility, including a ward, wing, or swing-bed of a hospital or other facility.

Nursing Home does not mean:

     -    a hospital or clinic;

     -    a rehabilitation hospital or facility;

     -    an assisted care living facility;

     - a rest home (a home for the aged or a retirement home) which does not, as its primary function, provide custodial care;

     - your primary place of residence, including your living quarters in a continuing care retirement community or similar entity;

     - a facility for the treatment of alcoholism, drug addiction, or mental illness.

PRE-EXISTING CONDITION LIMITATION. We will not waive any withdrawal charge for a diagnosis of a first occurrence of a Covered Condition during the first two years after the effective date of the Contract if it results from a Pre-existing Condition, as defined in your Contract.

"Pre-existing Condition" means the existence of symptoms which would cause an ordinarily prudent person to seek medical diagnosis, care, and treatment within one year before the effective date of the Contract or a condition for which medical consultation, advice, or treatment was recommended by or received from or sought from a Physician during the two years immediately preceding the effective date of the Contract.

A "Physician" is a person other than you, the Annuitant(s) or a member of your or the Annuitant's families who is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.), practicing within the scope of that license.

Please refer to your Contract for additional information on Activities of Daily Living, Nursing Care and other terms not specifically discussed in this prospectus.

THE WAIVER DESCRIBED ABOVE IS NOT AVAILABLE IN ALL STATES AND CERTAIN TERMS MAY VARY DEPENDING ON THE STATE OF ISSUE AS NOTED IN YOUR CONTRACT. WITHDRAWALS MAY BE TAXABLE AND IF MADE PRIOR TO AGE 59 1/2 MAY BE SUBJECT TO A 10% PENALTY (SEE "VII. FEDERAL TAX MATTERS").

Impact of Market Value Adjustment and Withdrawal Charge

We provide the following three examples to illustrate how we calculate and apply the Market Value Adjustment factor and withdrawal charge. These examples are based on the assumptions we use and are not indicative of the actual impact the Market Value Adjustment factor and withdrawal charges will have on your Contract. The Market Value Adjustment is based, in part, on the guaranteed interest rates we make available for new guarantee periods at the time of a withdrawal and is subject to change. The Withdrawal Charge Schedule applicable to your Contract may vary from the Withdrawal Charge Schedule applicable to other Contracts we may offer.

We retain all withdrawal charges and all "negative" Market Value Adjustments. We generally pay you "positive" Market Value Adjustments, except in situations where a "net" partial withdrawal request results in a portion of a positive Market Value Adjustment being used to cover applicable withdrawal charges.

EXAMPLE 1 (Impact on a Total Withdrawal):

Assume that you make a request for a total withdrawal of Account Value at a time when:

     -    your Account Value is $16,800;

     -    the free withdrawal amount is $800;

     -    the withdrawal charge is 6%;


     -    your current guaranteed rate is 5%;


     - the guarantee period in effect for your Contract is seven years, and you make the request at the beginning of the third year of the guarantee period (i.e., there are five years remaining for that guarantee period); and

     - the guaranteed interest rate we are then offering for a new five year guarantee period is 6%.

Step 1: We first determine the portion of the Gross Withdrawal Amount that is subject to a Market Value Adjustment and withdrawal charges. Since you requested a total withdrawal of Account Value, we subtract the free withdrawal amount ($800) from your Account Value ($16,800). The Gross Withdrawal Amount subject to Market Value Adjustment and withdrawal charges in this case is $16,000.

Step 2: We next determine the Market Value Adjustment. In this example, the guaranteed interest rate we assume to be in effect for your Contract (5%) is lower than the guaranteed interest rate we assume to be offering for the remaining term of your guaranteed interest period (6% for a 5 year term). These are the same assumptions we use in the first example in Appendix A, and we would calculate a Market Value Adjustment factor as shown in that example (0.94254) to reduce the amount payable to you.


We determine the amount of the Market Value Adjustment by multiplying the Gross Withdrawal Amount that is subject to a Market Value Adjustment ($16,000) by the Market Value Adjustment factor of 0.94254, which produces a result of $15,080. The amount of the Market Value Adjustment is the difference between $15,081 and $16,000, or a negative $919.


Step 3: We next determine the amount of your withdrawal charge. To do this, we multiply the Gross Withdrawal Amount that is subject to a withdrawal charge ($16,000) by the 6% surrender charge to produce a surrender charge of $960.


Step 4: We next subtract the Market Value Adjustment ($919) and the withdrawal charge ($960) from your Account Value ($16,800). This results in a net amount payable to you of $14,921, assuming that we do not have to withhold any amounts for taxes.


EXAMPLE 2 (Impact on a Request for a "Net" Partial Withdrawal):

This example uses the same assumptions as EXAMPLE 1, except that you request a "net" partial withdrawal of $6,000 (with no tax withholding) instead of a total withdrawal of Account Value.

Step 1: We will calculate a "gross" withdrawal amount that is large enough to cover any applicable Market Value Adjustment and withdrawal charge so that you will receive the requested "net" amount. To do this, we need to use a mathematical formula, as follows:

Gross Withdrawal Amount =


(Net Withdrawal Amount + Free Amount * ([Market Value Adjustment Factor - 1] - Withdrawal Charge %))
----------------------------------------------------------------------------------------------------
                   (1+ [Market Value Adjustment Factor - 1] - Withdrawal Charge %)

In this example,


     Gross Withdrawal Amount = ($6,000 + $800* ([.94254 - 1] - .06)) /
     (1 + [.94254 - 1] - .06) = $6,692


Step 2: We next determine the amount of the Market Value Adjustment. We determine the applicable Market Value Adjustment factor (0.94254) in the same manner as in Step 2 of EXAMPLE 1. Since we do not apply the Market Value Adjustment factor to the free withdrawal amount, we first subtract the free withdrawal amount ($800) from the Gross Withdrawal Amount calculated above ($6,692). We then multiply the difference ($5,892) by the Market Value Adjustment factor, which produces a result of $5,554. The amount of the Market Value Adjustment is the difference between $5,554 and $5,892, or a negative $338.

Step 3: We next determine the amount of the withdrawal charge. Since we do not apply the withdrawal charge to the free withdrawal amount, we first reduce the Gross Withdrawal Amount calculated above ($6,692) by the free withdrawal amount ($800). We then multiply the difference ($5,892) by the 6% withdrawal charge. This results in a withdrawal charge of $354.

Step 4: As a result of your assumed request for a "net" partial withdrawal of $6,000, we would deduct a total of $6,692 from your Account Value. We would pay you the requested $6,000, and your remaining Account Value would equal $10,108. Your Contract would remain in force.

EXAMPLE 3 (Impact on a Request for a "Gross" Partial Withdrawal):

This Example uses the same assumptions as EXAMPLE 1, except that you request a "gross" partial withdrawal of $6,000 (with no tax withholding), or fail to make a request for a "net" partial withdrawal.

Step 1: We first determine the portion of the partial withdrawal request that is subject to a Market Value Adjustment and withdrawal charges. Since you requested a "gross" partial withdrawal of Account Value, we subtract the free withdrawal amount ($800) from the total amount of your request ($6,000). The Gross Withdrawal Amount subject to Market Value Adjustment and withdrawal charges in this case is $5,200.

Step 2: We next determine the amount of the Market Value Adjustment. We determine the applicable Market Value Adjustment factor (0.94254) in the same manner as in Step 2 of EXAMPLE 1. We then multiply the amount determined under Step 1 ($5,200), by the Market Value Adjustment factor of 0.94254, which produces a result of $4,901. The amount of the Market Value Adjustment is the difference between $4,901 and $5,200, or a negative $299.

Step 3: We next determine the amount of your withdrawal charge. To do this, we multiply the Gross Withdrawal Amount that is subject to a withdrawal charge ($5,200) by the 6% withdrawal charge to produce a withdrawal charge of $312.

Step 4: As a result of your assumed request for a "gross" partial withdrawal of $6,000, we would deduct a total of $6,000 from your Account Value. We would reduce the amount payable by $611 (which is the sum of the $299 Market Value Adjustment and $312 surrender charge), and pay you $5,389. Your remaining Account Value would equal $10,800 and your Contract would remain in force.

OTHER CHARGES AND DEDUCTIONS

Taxes

We reserve the right to charge or provide for certain taxes against Purchase Payments, Account Values, death benefits or Annuity Payments. Such taxes may include premium taxes or other taxes levied by any government entity which we determine to have resulted from the:

     -    establishment of the MVA Separate Account;

     -    receipt by us of Purchase Payments;

     -    issuance of the Contracts;

     -    commencement or continuance of Annuity Payments under the Contracts;
          or

     -    death of the Owner or Annuitant.

In addition, we will withhold taxes to the extent required by applicable law.

Except for residents of those states which apply premium taxes upon receipt of Purchase Payments, we will deduct premium taxes from the Account Value used to provide for Annuity Payments. For residents of those states which apply premium taxes upon receipt of Purchase Payments, we will deduct premium taxes upon payment of any withdrawal or death benefits or upon any annuitization. The amount deducted will depend on the premium tax assessed in the applicable state. State premium taxes currently range from 0% to 3.5% of the Purchase Payment, depending on the jurisdiction and the tax status of the Contract and are subject to change by the legislature or other authority (see Appendix C: "State Premium Taxes").

Administration Fee

To compensate us for assuming certain administrative expenses, we reserve the right to charge an annual administration fee, which will never exceed $50.00. If imposed, the fee will be detailed on your Contract's specifications page. Prior to the Maturity Date, we will deduct the administration fee on each Contract Anniversary. If you surrender the Contract for its Account Value on any date other than the Contract Anniversary, we will deduct the full amount of the administration fee from the amount paid. After the Maturity Date, the administration fee is deducted on a pro rata basis from each Annuity Payment.

                         V. General Information About Us


THE COMPANY





John Hancock USA, formerly known as "The Manufacturers Life Insurance Company (U.S.A.)," is a stock life insurance company originally organized under the laws of Maine on August 20, 1955 by a special act of the Maine legislature. John Hancock USA redomesticated under the laws of Michigan on December 30, 1992. John Hancock USA is authorized to transact life insurance and annuity business in all states (except New York), the District of Columbia, Guam, Puerto Rico and the Virgin Islands. Its principal office is located at 601 Congress Street, Boston, Massachusetts 02210-2805. John Hancock USA also has an Annuities Service Center at 164 Corporate Drive, Portsmouth, NH 03801-6815.





The ultimate parent of the Company is Manulife Financial Corporation, a publicly traded company, based in Toronto, Canada. Manulife Financial Corporation is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The Company changed its name to John Hancock Life Insurance Company (U.S.A.) on January 1, 2005 following Manulife Financial Corporation's acquisition of John Hancock Financial Services, Inc.



RATING AGENCIES, ENDORSEMENTS AND COMPARISONS. We are ranked and rated by independent financial rating services, including Moody's Investors Service, Inc., Standard & Poor's Rating Services, Fitch Ratings Ltd. and A.M. Best Company. The purpose of these ratings is to reflect the financial strength or claims-paying ability of John Hancock USA. The ratings are not intended to reflect the investment experience or financial strength of the MVA Separate Account or the Contracts. The ratings are available on our website. We may from time to time publish the ratings in advertisements, sales literature, reports to Contract Owners, etc. In addition, we may include in certain promotional literature endorsements in the form of a list of organizations, individuals or other parties that recommend the Company or the Contracts.



REGULATION. John Hancock USA is subject to the laws of the State of Michigan governing insurance companies and to the regulation of Michigan's Office of Financial and Insurance Regulation. In addition, we are subject to regulation under the insurance laws of other jurisdictions in which we operate. Regulation by the applicable insurance department includes periodic examination of our operations, including contract liabilities and reserves. Regulation by supervisory agencies includes licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulation of the type and amounts of investments permitted. Our books and accounts are subject to review by the applicable insurance department and other supervisory agencies at all times, and we file annual statements with these agencies. A full examination of our operations is conducted periodically by the applicable insurance departments.


Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments on us under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal legislation that removed barriers preventing banks from engaging in the insurance business or that changed the federal income tax treatment of insurance companies, insurance company products, or employee benefit plans could significantly affect the insurance business.


MVA SEPARATE ACCOUNT



We established the Company's MVA Separate Account in 2009 as a non-unitized separate account under Michigan law. The MVA Separate Account is not registered as an investment company under the Investment Company Act of 1940. The Company maintains in its MVA Separate Account assets which it selects in accordance with applicable state law and which have a market value (or other value prescribed by applicable state law) equal to the reserves the Company must maintain for the contracts and its other liabilities with respect to the account.

A Contract Owner has no interest in the performance of a MVA Separate Account. A Contract Owner's Account Value is based on the interest rates we guarantee under the Contract and not on the performance of a MVA Separate Account. Any gain or loss in the Company's MVA Separate Account accrues solely to the Company, and we assume any risk associated with the possibility that the value of the assets in the MVA Separate Account might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in the Company's MVA Separate Account fall below reserve and other liabilities, the Company will transfer assets from its General Account to its MVA Separate Account to make up the shortfall. The Company reserves the right to transfer to its General Account any assets of its MVA Separate Account in excess of such reserves and other liabilities.



The Company currently intends to use its MVA Separate Account only to support the obligations under the Contracts described in this prospectus, but it reserves the right to maintain assets in its MVA Separate Account to support any number of other kinds of annuity contracts which it offers or may offer. These annuity contract owners would stand in an equal position with regard to claims against the underlying assets in the MVA Separate Account.



Both the assets accounted for in the Company's MVA Separate Account and all the other assets maintained in its General Account are available to meet the Company's guarantees under its contracts. These assets are not insulated from the claims of the Company's creditors and may be charged with liabilities which arise from other business the Company conducts. See "VI. The Subordinated Guarantee" for information on the parent company's, Manulife Financial Corporation's, guarantee of the MVA interest in the Contracts.


DISTRIBUTION OF THE CONTRACT

Our wholly-owned subsidiary, John Hancock Distributors, LLC ("JH Distributors"), acts as principal underwriter of the Contracts.

The Contracts will be sold by registered representatives of broker-dealers authorized by JH Distributors to sell them. Such registered representatives will also be our licensed insurance agents. JH Distributors will pay distribution compensation to authorized broker-dealers in varying amounts which under normal circumstances are not expected to exceed 5% of Purchase Payments.

The registered representative through whom your Contract is sold will be compensated pursuant to that registered representative's own arrangement with his or her broker-dealer. The registered representative and the firm may have multiple options on how they wish to allocate their commissions and/or compensation. We are not involved in determining your registered representative's compensation. You are encouraged to ask your registered representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with the sale of your Contract.

We may make additional payments to firms. These payments are sometimes referred to as "revenue sharing." Revenue sharing expenses are any payments made to broker-dealers or other intermediaries to either (i) compensate the intermediary for expenses incurred in connection with the promotion and/or sale of John Hancock investment products or (ii) obtain promotional and/or distribution services for John Hancock investment products. Many firms that sell the Contracts receive one or more types of these cash payments.

We are among several insurance companies that pay additional payments to certain firms to receive "preferred" or recommended status. These privileges include: additional or special access to sales staff; opportunities to provide and/or attend training and other conferences; advantageous placement of our products on customer lists ("shelf-space arrangements"); and other improvements in sales by featuring our products over others.

Revenue sharing payments assist in our efforts to promote the sale of the Contracts and could be significant to a firm. Not all firms, however, receive additional compensation. We determine which firms to support and the extent of the payments we are willing to make, and generally choose to compensate firms that are willing to cooperate with our promotional efforts and have a strong capability to distribute the Contracts. We do not make an independent assessment of the cost of providing such services. Instead, we agree with the firm on the methods for calculating any additional compensation. The methods, which vary by firm, may include different categories to measure the amount of revenue sharing payments, such as the level of sales, assets attributable to the firm and the annuity contracts covered under the arrangement (including contracts issued by any of our affiliates). The categories of revenue sharing payments that we may provide to firms, directly or through JH Distributors, are not mutually exclusive and may vary from contract to contract. We or our affiliates may make additional types of revenue sharing payments for other products, and may enter into new revenue sharing arrangements in the future.

                         VI. The Subordinated Guarantee

DESCRIPTION OF MANULIFE FINANCIAL CORPORATION

The Subordinated Guarantee is issued by MFC. MFC was incorporated under the Insurance Companies Act (Canada) in 1999 for the purpose of becoming the holding company of The Manufacturers Life Insurance Company, which was founded in 1887. As a mutual life insurance company, The Manufacturers Life Insurance Company had no common shareholders and its board of directors was elected by its participating policyholders. In September 1999, The Manufacturers Life Insurance Company implemented a plan of demutualization and converted into a life insurance company with common shares and became a wholly-owned subsidiary of MFC. MFC's head office and registered office is located at 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5 (Tel. No. 416-926-3000).


MFC and its subsidiaries provide a wide range of financial products and services, including individual life insurance, group life and health insurance, pension products, annuities and mutual funds, to individual and group customers in Canada, the United States, Asia and Japan. Funds under management by MFC were Cdn $405 billion as at March 31, 2009. MFC and its subsidiaries also offer reinsurance services, primarily life and accident and health reinsurance, and provide investment management services with respect to MFC's general fund assets, segregated funds assets and mutual funds and, in Canada and Asia, provide institutional investment services. MFC has directly or indirectly held all of the outstanding shares of John Hancock USA capital stock since September, 1999.


DESCRIPTION OF THE MFC SUBORDINATED GUARANTEE

What additional guarantee applies to the guarantee periods under my contract?


John Hancock USA's ultimate corporate parent, MFC, guarantees John Hancock USA's obligations with respect to any Contract to which this prospectus relates (the "MFC Subordinated Guarantee"). The MFC Subordinated Guarantee will apply unless and until we notify you otherwise. (If we give you such notice, however, the MFC Subordinated Guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The MFC Subordinated Guarantee does not relieve the Company of any obligations under your Contract - it is in addition to all of the rights and benefits that the Contract provides. There is no charge or cost to you for the MFC Subordinated Guarantee, and there are no disadvantages to you of having this additional guarantee.


What are the reasons for the additional MFC Subordinated Guarantee?


The MFC Subordinated Guarantee is being offered in order to relieve John Hancock USA of the obligation to file with the SEC annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, and thus save each the expense of being an SEC reporting company. MFC, the company that is providing the MFC Subordinated Guarantee, is the ultimate parent of all of the companies in the John Hancock group of companies, including John Hancock USA. MFC is a company organized under the laws of Canada and its common shares are listed principally on the Toronto Stock Exchange and the New York Stock Exchange. MFC files with the SEC annual and current reports on Forms 40-F and 6-K, respectively. John Hancock USA is included in MFC's consolidated financial statements in a footnote containing condensed consolidating financial information with separate columns for MFC, John Hancock USA and other subsidiaries of MFC, together with consolidating adjustments.


What are the terms of the MFC Subordinated Guarantee?


MFC guarantees your full interest in any guarantee period to which this prospectus relates. This means that, if John Hancock USA fails to honor any valid request to surrender or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had John Hancock USA fully met its obligations under your Contract with respect to such guarantee period. If John Hancock USA fails to pay any amount that becomes payable under the Contract upon the death of an Owner or Annuitant, MFC guarantees the unpaid amount, up to the Account Value in any guarantee period on the date of death, increased by any accrued but uncredited interest attributable thereto. There is no charge or cost to you for receiving the MFC Subordinated Guarantee. If John Hancock USA fails to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy John Hancock USA's obligation, and MFC must do so. You would not have to make any other demands on John Hancock USA as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.


The MFC Subordinated Guarantee will be issued pursuant to a subordinated guarantee dated the effective date of the registration statement of which this prospectus forms a part, whereby MFC will become guarantor.

Unless otherwise set forth herein, the MFC Subordinated Guarantee will constitute an unsecured obligation of MFC as guarantor, and will be subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively rank senior to MFC's preferred and common shares. As a result, in the event of MFC's bankruptcy, liquidation, dissolution, winding-up or reorganization or upon acceleration of any series of debt securities due to an event also triggering payment obligations on other debt, MFC's assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.


The MFC Subordinated Guarantee will be governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee will provide that any claim or proceeding brought by a holder to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts offered by this prospectus by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Contracts offered by this prospectus after such withholding or deduction shall equal the respective amounts under such Contracts which would have been receivable in respect of those Contracts in the absence of such withholding or deduction ("Guarantor Additional Amounts"), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to any Contract offered by this prospectus:



     (a) by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Contract (i) by reason of his being a person with whom John Hancock USA or the guarantor is not dealing at arm's length for the purposes of the Income Tax Act (Canada), or (ii) by reason of his having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;


     (b) by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a claim for exemption to the relevant tax authority; or

     (c) more than 10 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein "Relevant Date" shall mean the date on which such payment first becomes due.

Where You Can Find More Information

MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, and, in accordance with that Act, files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.

You may read and copy any reports, statements or other information filed by MFC at the SEC's Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC through the website maintained by MFC, which is http://www.manulife.com. The information contained in that website is not incorporated by reference into this prospectus.

The Company and MFC filed a joint registration statement on Form F-3 ("Registration Statement") relating to the Contracts offered by this prospectus with the SEC under the Securities Act of 1933, as amended. This prospectus is a part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information you can find in the registration statement. The SEC allows MFC to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. For more information about the Contracts and us, you may obtain a copy of the Registration Statement (File number 333-159101-01) in the manner set forth in the preceding paragraphs.


The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. These documents contain important information about the companies and their financial condition.

MFC incorporates by reference the documents listed below, which were filed with the SEC:

     (a) MFC's Annual Report on Form 40-F for the year ended December 31, 2008, as filed on March 26, 2009 and as amended and filed on Form 40-F/A on May 8, 2009;

     (b) MFC's Reports of Foreign Issuer on Form 6-K filed on March 26, 2009, other than the sections of the Notice of Annual Meeting and Proxy Circular entitled "Report of the Management Resources Committee and Compensation Committee" and "Performance Graph" and other than the 2008 Annual Financial Statements;

     (c) MFC's Annual Report on Form 40-F for the year ended December 31, 2007, as filed on March 28, 2008 and as amended and filed on Form 40-F/A on May 8, 2009; and

     (d) MFC's Reports of Foreign Issuer on Form 6-K filed on May 15, June 19, June 25, and July 13, 2009.

Copies of the documents incorporated in this prospectus by reference may be obtained on request without charge from:

Manulife Financial Corporation
ATTN: Corporate Secretary
200 Bloor Street East, NT-10
Toronto, Ontario Canada M4W 1E5
Telephone: (416) 926-3000

Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to
Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this prospectus, as well as all prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this prospectus shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this prospectus.

ENFORCEMENT OF JUDGMENTS

MFC is a corporation incorporated under the laws of Canada. Because a substantial portion of MFC's assets are located outside the United States and most of its directors and officers are not residents of the United States, any judgment obtained in the United States against MFC or certain of its officers and directors, including a judgment with respect to payments on the MFC Subordinated Guarantee, may not be collectible within the United States.

Pursuant to the MFC Subordinated Guarantee, MFC agrees that any legal action or proceeding against it arising out of or in connection with the MFC Subordinated Guarantee may be brought in any United States federal or Massachusetts state court located in the City of Boston, Commonwealth of Massachusetts (a "Massachusetts Court"), and irrevocably submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding.

MFC has been informed by its Canadian counsel, Torys LLP, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in that province on any final judgment in personam of any Massachusetts Court against MFC, which judgment is subsisting and unsatisfied for a fixed sum of money with respect to the enforcement of the MFC Subordinated Guarantee and that is not impeachable as void or voidable under the internal laws of the Commonwealth of Massachusetts if:



     (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of Ontario (submission by MFC in the MFC Subordinated Guarantee to the non-exclusive jurisdiction of a Massachusetts Court will be sufficient for this purpose);


     (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of Ontario and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

     (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws in the Province of Ontario; and

     (iv) the action to enforce such judgment is commenced within the applicable limitation period.

Enforcement of a judgment by a court in the Province of Ontario, as described above, may only be given in Canadian dollars.


In the opinion of Torys LLP, there are currently no reasons under the present laws of the Province of Ontario for avoiding recognition of said judgments of Massachusetts Courts on the MFC Subordinated Guarantee based upon public policy. However, it may be difficult for holders of Contracts to effect service within the United States upon MFC's directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them, both in and outside of the United States, judgments of courts of the United States predicated upon civil liability under United States federal securities laws. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the applicable MFC Subordinated Guarantee. Based on the opinion of Torys LLP, MFC believes that a monetary judgment of a United States court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case since the case law in Canada in respect of this matter is not entirely clear. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

                            VII. Federal Tax Matters

INTRODUCTION

Any discussion of the federal income tax treatment of the Contracts contained in this prospectus is not exhaustive, does not purport to cover all situations, and is not intended as tax advice and is not intended for and cannot be used for the purpose of avoiding penalties. The federal income tax treatment of the Contracts is unclear in certain circumstances, and you should consult a qualified and independent tax advisor with regard to the application of law to your individual circumstances. Bear in mind that the tax-related discussions herein may have been written to support the promotion or marketing of a transaction or other matter that is relevant to you for tax purposes. The following discussion is based on the Code, IRS regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the IRS, and judicial decisions. The prospectus does not address state or local tax consequences associated with the purchase of the Contracts.

WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT, FEDERAL, STATE OR LOCAL, OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

Our Tax Status


We are taxed as a life insurance company under the Code. The assets in the MVA Separate Account are owned by us, and the income derived from such assets is includible in our income for federal income tax purposes.


Taxation of Annuities in General

TAX DEFERRAL DURING ACCUMULATION PERIOD. Under existing provisions of the Code, except as described below, any increase in Account Value is generally not taxable to you as the Contract Owner or to the Annuitant until received, either in the form of Annuity Payments as contemplated by the Contracts, or in some other form of distribution. However, this rule applies only if the Contract Owner is an individual or, in some cases, a trust or other entity treated as an agent for a natural person.

As a general rule, deferred annuity contracts held by "non-natural persons," such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal income tax purposes. The income on such contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the owner during the taxable year. There are several exceptions to this general rule for non-natural contract owners. First, annuity contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as an agent for a natural person. However, this exception will not apply in the case of any employer which is the nominal owner of an annuity contract under a nonqualified deferred compensation arrangement for its employees.

Other exceptions to the general rule for non-natural contract owners will apply with respect to:

     - annuity contracts acquired by an estate of a decedent by reason of the death of the decedent;

     - annuity contracts issued in connection with certain qualified retirement plans;

     - annuity contracts purchased by employers upon the termination of certain qualified retirement plans;

     - certain annuity contracts used in connection with structured settlement agreements; and

     - annuity contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

In addition to the foregoing, if the contract's maturity date occurs, or is scheduled to occur, at a time when the annuitant is at an advanced age, such as over age 85, it is possible that the owner will be taxable currently on the annual increase in the account value.

The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.

TAXATION OF PARTIAL AND TOTAL WITHDRAWALS. In the case of a partial withdrawal, amounts received generally are includible in income to the extent the Owner's Account Value before the withdrawal exceeds his or her "investment in the contract." In the case of a total withdrawal, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes the "investment in the contract" at any time equals the total of the Purchase Payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain employer contributions to qualified contracts) less any amounts previously received from the Contract which were not included in income.

Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the Account Value is treated as a withdrawal of such amount or portion. The investment in the Contract is increased by the amount includible in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If you transfer your interest in a Contract without adequate consideration to a person other than your spouse (or a former spouse incident to divorce), you will be taxed on the difference between your Account Value and the investment in the Contract at the time of transfer. In such case, the transferee's investment in the Contract will be increased by the amount included in the transferor's income.

There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial withdrawal, assignment or pledge, or transfer without adequate consideration. The IRS has regulatory authority to address this uncertainty. However, as of the date of this prospectus, the IRS has not issued any final regulations addressing these determinations.

TAXATION OF ANNUITY PAYMENTS. Normally, the portion of each Annuity Payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying
(1) the payment by (2) the ratio of the investment in the Contract, adjusted for any period certain or refund feature, to the total expected value of Annuity Payments for the term of the Contract (determined under Treasury Department regulations). A simplified method of determining the taxable portion of Annuity Payments applies to Contracts issued in connection with certain Qualified Plans other than IRAs.

Once the total amount of the investment in the Contract has been excluded using this ratio, further Annuity Payments will be fully taxable. If Annuity Payments cease because of the death of the Annuitant and before the total amount of the investment in the Contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant in his or her last taxable year.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person or are not married. You should consult a tax advisor in those situations.

TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of the death of an Owner or, if the Owner is not a natural person, the death of the Annuitant. Prior to the Maturity Date, such death benefit proceeds are includible in income as follows:

     - if distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above; or

     - if distributed under an Annuity Option, they are taxed in the same manner as Annuity Payments; as described above.

After the Maturity Date, where a guaranteed period exists under an Annuity Option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows:

     - if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time; or

     - if distributed in accordance with the existing Annuity Option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all Annuity Payments thereafter are fully includible in income.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract. This penalty is not applicable if the payment is:

     -    received on or after the date on which the Owner reaches age 59 1/2;

     - attributable to the Owner becoming disabled (as defined in the tax law);

     - made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary Annuitant (as defined in the tax law);

     - made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or the joint lives (or joint life expectancies) of the owner and a "designated beneficiary" (as defined in the tax law), or

     - made under a contract purchased with a single premium when the maturity date is no later than a year from purchase of the contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

AGGREGATION OF CONTRACTS. In certain circumstances, the IRS may determine the amount of an annuity payment or a withdrawal from a contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan. For example, if you purchase a Contract offered by this prospectus and also purchase at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract.

In addition, if you purchase two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the maturity date) is includible in income. Thus, if during a calendar year you buy two or more of the Contracts offered by this prospectus (which might be done, for example, in order to invest amounts in different guarantee periods), all of such Contracts would be treated as one Contract in determining whether withdrawals from any of such Contracts are includible in income.

The effects of such aggregation are not always clear and depend on the circumstances. However, aggregation could affect the amount of a withdrawal that is taxable and the amount that might be subject to the 10% penalty tax described above.

EXCHANGES OF ANNUITY CONTRACTS. We may issue the Contract in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free under Code Section 1035 if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your investment in the Contract immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional Purchase Payment made as part of the exchange. Your Account Value immediately after the exchange may exceed your investment in the Contract. That excess may be includable in income should amounts subsequently be withdrawn or distributed from the Contract.

If you exchange part of an existing contract for the Contract, and within 12 months of the exchange you receive a payment (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, the exchange may be treated as if you had made a partial surrender from the existing contract and then purchased the Contract. In these circumstances, some or all of the amount exchanged into the Contract could be includible in your income and subject to a 10% penalty tax.

You should consult your tax advisor in connection with any exchange pursuant to Code Section 1035 for the Contract, particularly if you plan to make a withdrawal from either contract within 12 months after the exchange.

LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS. In the case of contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, a portion of otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the contract. However, this interest deduction disallowance does not affect contracts where the income on such contracts is treated as ordinary income that is received or accrued by the owner during the taxable year. Entities that are considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax advisor.

QUALIFIED RETIREMENT PLANS

In General

The Contracts are also designed for use in connection with certain types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to participants in such Qualified Plans and to Contracts used in connection with such Qualified Plans. In this prospectus we provide only general information about the use of the Contract with the various types of Qualified Plans. Persons intending to use the Contract in connection with a Qualified Plan should seek competent advice.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that may be made, and the tax deduction or exclusion that the owner may claim for such contribution, are limited under Qualified Plans. If you are considering purchasing a Contract for use in connection with a qualified retirement plan, you should consider, in evaluating the suitability of the Contract, that the Contract allows only a single Purchase Payment in an amount of at least $5,000. If this Contract is used in connection with a Qualified Plan, the Owner and Annuitant must be the same individual. If a co-Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a co-Annuitant is named who is not the Annuitant's spouse, the Annuity Options which are available may be limited, depending on the difference in ages between the Annuitant and co-Annuitant.

Furthermore, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

Additionally, for Contracts issued in connection with Qualified Plans subject to the Employee Retirement Income Security Act, the spouse or ex-spouse of the Owner will have rights in the Contract. In such a case, the Owner may need the consent of the spouse or ex-spouse to a change Annuity Options or make a withdrawal from the Contract.

In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts ("IRAs") (other than Roth IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2, except in years in which Congress has altered the minimum distribution rules. See, e.g. P.L. 110-458, Section 201 (waiving minimum distribution requirement for calendar year 2009). In the case of certain other Qualified Plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.

There is also a 10% penalty tax on the taxable amount of any payment from certain Qualified Contracts. (The amount of the penalty tax is 25% of the taxable amount of any payment received from a "SIMPLE retirement account" during the 2-year period beginning on the date the individual first participated in any qualified salary reduction agreement (as defined in the tax law) maintained by the individual's employer.) There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, including a "SIMPLE IRA," exceptions provide that the penalty tax does not apply to a payment (a) received on or after the date on which the owner reaches age 59 1/2,
(b) received on or after the owner's death or because of the owner's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or for the joint lives (or joint life expectancies) of the owner and designated beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these two exceptions to the penalty tax. If you wish to take a distribution from an IRA for these purposes, you should consult your tax advisor.

When issued in connection with a Qualified Plan, a Contract will be amended as generally necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we will not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless we consent.

QUALIFIED PLAN TYPES

Following are brief descriptions of various types of Qualified Plans in connection with which we may issue a Contract.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. IRAs are subject to limits on the amounts that may be contributed and deducted, the persons who may be eligible and on the time when distributions may commence. Also, distributions from certain qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not be used in connection with an "Education IRA" under Section 530 of the Code.

SIMPLIFIED EMPLOYEE PENSIONS (SEP-IRAS). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. Employers intending to use the Contract in connection with such plans should seek competent advice.

SIMPLE IRAS. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence.

ROTH IRAS. Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in certain respects.

Among the differences are that contributions to a Roth IRA are not deductible and "qualified distributions" from a Roth IRA are excluded from income. A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the owner was made. Second, the distribution must be:

     -    made after the owner attains age 59 1/2;

     -    made after the owner's death;

     -    attributable to the owner being disabled; or

     -    a qualified first-time homebuyer distribution within the meaning of
          Section 72(t)(2)(F) of the Code.

In addition, distributions from Roth IRAs need not commence when the owner attains age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from a non-Roth IRA and from an "eligible retirement plan" that satisfies certain requirements specified in section 408A(e)(1)(B) of the Code.

CORPORATE AND SELF-EMPLOYED ("H.R. 10" AND "KEOGH") PENSION AND PROFIT-SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans.

TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the Contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of Purchase Payments and other tax consequences associated with the Contracts.

Section 403(b) policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings in such years on amounts held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to Section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals do not apply to the extent we are directed to transfer some or all of the Account Value to the issuer of another tax-sheltered annuity or into a
Section 403(b)(7) custodial account.)

Direct Rollover Rules

In the case of Contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) tax sheltered annuity, any "eligible rollover distribution" from the contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) tax sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, and hardship distributions).

Under these requirements, withholding at a rate of 20% will be imposed on any eligible rollover distribution. In addition, the participant in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, the participant elects to have amounts directly transferred to certain qualified retirement plans (such as to an IRA). Before we make an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

Federal Income Tax Withholding

We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless (i) the distribution is not an eligible rollover distribution and (ii) the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. Except in the case of eligible rollover distributions, the withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. Except in the case of eligible rollover distributions, the withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and rollovers from non-Roth IRAs to Roth IRAs) is 10%. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

                              VIII. General Matters

CONFIRMATION STATEMENTS

We will send you confirmation statements for certain transactions in your account. You should carefully review these statements to verify their accuracy and should immediately report any mistake to our Annuities Service Center. If you fail to notify our Annuities Service Center of any mistake within 60 days of the mailing of the confirmation statement, you will be deemed to have ratified the transaction.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation, to which we or any of our subsidiaries is a party or to which any of our or their property is subject. To the best of our knowledge, no such proceedings are contemplated by any governmental authority.

LEGAL OPINIONS


The validity of the Market Value Adjustment interests under deferred annuity Contracts and MFC Subordinated Guarantee offered in this prospectus will be passed upon for us by Dykema Gossett PLLC, Detroit, Michigan. Rex E. Schlaybaugh, Jr., a member of Dykema Gossett PLLC, is a director of John Hancock USA. Certain matters regarding Canadian law with respect to the MFC Subordinated Guarantee will be passed upon for MFC by Torys LLP, Toronto, Canada. On the date of this prospectus, the members and associates of Dykema Gossett PLLC, and the partners and associates of Torys LLP own an aggregate of approximately 450 and 12,000 MFC common shares, respectively.


EXPERTS

The consolidated financial statements of MFC as at December 31, 2008 and 2007, and for the years ended December 31, 2008 and 2007, included in MFC's First Amended Annual Report on Form 40-F/A for the year ended December 31, 2008, filed with the SEC and the consolidated financial statements of MFC as at December 31, 2007 and 2006, and for the years ended December 31, 2007 and 2006, included in MFC's First Amended Annual Report on Form 40-F/A for the year ended December 31, 2007, filed with the SEC, which are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, Toronto, Canada, independent registered public accounting firm, as set forth in their reports appearing therein, and are so incorporated in reliance upon such reports given on their authority as experts in accounting and auditing.

NOTICES AND REPORTS TO CONTRACT OWNERS

At least once each Contract Year, we will send you a statement showing the Account Value of the Contract as of the date of the statement. The statement will also show Purchase Payments and any other information required by any applicable law or regulation.

CONTRACT OWNER INQUIRIES

You should direct all inquiries to our Annuities Service Center at 164 Corporate Drive, Portsmouth, New Hampshire 03801.

           Appendix A: Example Of Market Value Adjustment Calculation

We determine the amount of the Market Value Adjustment by multiplying the amount being taken from the guarantee period (in excess of the Free Withdrawal Amount and before any applicable withdrawal charge) by a factor expressed by the following formula:

                            [1+i/1+j+k](n/12) where:


     i = the guaranteed rate in effect for the current guarantee period
         (expressed as a decimal).



     j = the current rate (expressed as a decimal) in effect for durations equal to the time remaining in the current guarantee period. If the time remaining in the guarantee period is not a whole number of years, then the rate will be interpolated, based upon the number of months remaining, between the current rates offered from the closest durations. If not available, we will declare a rate solely for this purpose that is consistent with rates for durations that are currently available.



     k = the adjustment factor.



     n = the number of months from the date of withdrawal to the end of the current guarantee period. In the case of partial months, 'n' is rounded up to the next month.


SAMPLE CALCULATION 1: NEGATIVE ADJUSTMENT


Gross Withdrawal Amount (Amount Requested)     $10,000
Guarantee period                               7 years
Time of withdrawal                             Beginning of 3rd year of guarantee period
Guaranteed rate (I)                            5.00%
Guaranteed rate for new 5 year guarantee (J)   6.00%
Adjustment factor (K)                          0.25%
Remaining guarantee period (N)                 60 months


Market Value Adjustment:

                     ((1+.05)/(1+.06+.0025))(60/12) = .94254

                     ((1+.05)/(1+.06+.0025))(60/12) = .94254

               10,000x[((1+.05)/(1+.06+.0025))(60/12)-1] = -574.56


Net Amount delivered (requested amount adjusted for Market Value Adjustment):


     $10,000 - $574.56 = $9,425.44

SAMPLE CALCULATION 2: POSITIVE ADJUSTMENT


Gross Withdrawal Amount (Amount Requested)     $10,000
Guarantee period                               7 years
Time of withdrawal                             Beginning of 3rd year of guarantee period
Guaranteed rate (I)                            5.00%
Guaranteed rate for new 5 year guarantee (J)   4.00%
Adjustment factor (K)                          0.25%
Remaining guarantee period (N)                 60 months


Market Value Adjustment:

                     ((1+.05)/(1+.04+.0025))(60/12) = 1.0365

                     ((1+.05)/(1+.04+.0025))(60/12) = 1.0365

               10,000x[((1+.05)/(1+.04+.0025))(60/12)-1] = 364.93


Net Amount delivered (requested amount adjusted for Market Value Adjustment):


     $10,000 + $364.93 = $10,364.93

Please note, all interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                     Appendix B: Withdrawal Charge Schedule




APPLICABLE TO ACCOUNT VALUE DURING THE INITIAL GUARANTEE PERIOD:

                 CONTRACT/CERTIFICATE YEAR AT TIME OF WITHDRAWAL
GUARANTEE   ---------------------------------------------------------
  PERIOD     1     2     3     4     5     6     7     8     9     10
---------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
  1 Year     0%
  2 Year     0%    0%
  3 Year     7%    7%    6%
  4 Year     7%    7%    6%    6%
  5 Year     7%    7%    6%    6%    5%
  6 Year     7%    7%    6%    6%    5%    4%
  7 Year     7%    7%    6%    6%    5%    4%    3%
  8 Year     7%    7%    6%    6%    5%    4%    3%    0%
  9 Year     7%    7%    6%    6%    5%    4%    3%    0%    0%
 10 Year     7%    7%    6%    6%    5%    4%    3%    0%    0%    0%

APPLICABLE TO ACCOUNT VALUE DURING ANY SUBSEQUENT GUARANTEE PERIOD:

             NUMBER OF COMPLETE YEARS SINCE THE COMMENCEMENT OF ANY
              SUBSEQUENT GUARANTEE PERIOD AT THE TIME OF WITHDRAWAL
GUARANTEE   ---------------------------------------------------------
  PERIOD     0     1     2     3     4     5     6     7     8     9
---------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
  1 Year     0%
  2 Year     0%    0%
  3 Year     5%    5%    4%
  4 Year     5%    5%    4%    4%
  5 Year     5%    5%    4%    4%    3%
  6 Year     5%    5%    4%    4%    3%    2%
  7 Year     5%    5%    4%    4%    3%    2%    1%
  8 Year     5%    5%    4%    4%    3%    2%    1%    0%
  9 Year     5%    5%    4%    4%    3%    2%    1%    0%    0%
 10 Year     5%    5%    4%    4%    3%    2%    1%    0%    0%    0%

                        Appendix C: State Premium Taxes

Premium taxes vary according to the state and are subject to change. In many jurisdictions there is no tax at all. For current information, a tax advisor should be consulted.

                                                   TAX RATE
                                           ------------------------
                                           QUALIFIED   NONQUALIFIED
STATE                                      CONTRACTS     CONTRACTS
-----                                      ---------   ------------
CALIFORNIA .............................      0.50%         2.35%
MAINE ..................................      0.00%         2.00%
NEVADA .................................      0.00%         3.50%
PUERTO RICO ............................      1.00%         1.00%
SOUTH DAKOTA* ..........................      0.00%         1.25%
WEST VIRGINIA ..........................      1.00%         1.00%
WYOMING ................................      0.00%         1.00%

* Premium tax paid upon receipt of premium (no tax at annuitization if tax paid on premium at issue)


                                       C-1